Filed Pursuant to Rule 424(b)(7)
Registration No. 333-207781
This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement, dated December 12, 2016
PROSPECTUS SUPPLEMENT
(To prospectus, dated December 4, 2015)
13,000,000 Ordinary Shares
OM Asset Management plc
Ordinary Shares
_______________
All of the ordinary shares offered by this prospectus are being sold by OM Group (UK) Limited, which we refer to as OMGUK or the Selling Shareholder. We are not selling any ordinary shares under this prospectus supplement, and we will not receive any of the proceeds from the sale of the ordinary shares being sold by the Selling Shareholder. Upon completion of this offering, the Repurchase Transaction (as defined below) and the subsequent cancellation of the repurchased ordinary shares, Old Mutual plc, which is our parent company and which we refer to as our Parent, indirectly through the Selling Shareholder, will beneficially own approximately 52.8% of our outstanding ordinary shares, or 51.1% if the underwriters exercise their option to purchase additional ordinary shares in full. As a result of this ownership and other rights of our Parent under a Shareholder Agreement, including the right to appoint a specific number of directors to our board of directors (the “Board of Directors”), based on its beneficial ownership of our ordinary shares, our Parent has significant power to influence our affairs and policies. See “Certain Relationships and Related Party Transactions—Relationship with Our Parent and OMGUK—Shareholder Agreement” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus.

We have agreed to repurchase 6,000,000 ordinary shares directly from the Selling Shareholder in a private transaction at the price per ordinary share sold to the public by the Selling Shareholder in this offering (the “Repurchase Transaction”). For a further description of the Repurchase Transaction, see “Prospectus Supplement Summary—Repurchase Transaction”.

Our ordinary shares are listed on the New York Stock Exchange under the symbol “OMAM.” As of December 9, 2016, the last reported sale price of our ordinary shares on the New York Stock Exchange was $15.49 per share.
_______________
Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page S-13 of this prospectus supplement, on page 2 of the accompanying base prospectus, and in our reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and which we incorporate by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to the Selling Shareholder	$	$

The Selling Shareholder has granted the underwriters an option to purchase up to an additional 1,950,000 ordinary shares.

BofA Merrill Lynch		Morgan Stanley
Citigroup	Credit Suisse	Evercore ISI
December , 2016

PROSPECTUS
ABOUT THIS PROSPECTUS	2
RISK FACTORS	2
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF DOCUMENTS BY REFERENCE	3
FORWARD LOOKING STATEMENTS	4
THE COMPANY	5
RATIO OF EARNINGS TO FIXED CHARGES	5
USE OF PROCEEDS	5
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF ORDINARY SHARES	13
SELLING SHAREHOLDERS	31
PLAN OF DISTRIBUTION	32
LEGAL MATTERS	33
EXPERTS	33

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “OMAM” refer to OM Asset Management plc. For all periods after our reorganization (as described in “Business — Business History” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on March 15, 2016 (the “2015 Form 10-K”) incorporated by reference into this prospectus supplement and the accompanying base prospectus, which we refer to as the Reorganization), references to the “Company” refer to OMAM, and references to “we,” “our” and “us” refer to OMAM and its consolidated subsidiaries and equity accounted Affiliates (as defined below), excluding discontinued operations, after giving effect to the Reorganization. For all periods prior to the Reorganization, references to the “Company” refer to Old Mutual (US) Holdings Inc., or OMUSH, a Delaware corporation and indirect, wholly owned subsidiary of OMAM, and references to “we,” “our” and “us” refer to OMUSH and its predecessors and their respective consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations. For periods subsequent to the Reorganization, references to the holding company excluding the Affiliates refer to OMAM Inc., a Delaware corporation and indirect, wholly owned subsidiary of OMAM, which we refer to as OMUS. Unless we state otherwise or the context otherwise requires, references in this prospectus supplement to “Affiliates” or an “Affiliate” refer to the boutique asset management firms in which we have an ownership interest, and references to “Funds” refer to our Affiliates’ sponsored investment entities. References in this prospectus supplement to our “Parent” refer to Old Mutual plc. References to “OMGUK” or the “Selling Shareholder” refer to OM Group (UK) Ltd., a wholly owned subsidiary of our Parent. References to the “initial public offering” refer to our initial public offering, which was consummated on October 15, 2014.

This prospectus supplement and the accompanying base prospectus are each part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the “Securities Act.” Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings. This document is in two parts. The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and the ordinary shares we are offering. The second part, which is the accompanying base prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the ordinary shares offered by this prospectus supplement. Generally, when we refer to the “prospectus,” we are referring to both parts combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the accompanying base prospectus or any document incorporated therein, on the other hand, you should rely on the information contained in this prospectus supplement.

We and the underwriters have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us or incorporated by reference herein or therein. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. The prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us do not constitute an offer to sell or the solicitation of an offer to buy our securities, nor do this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us constitute an offer to sell or the solicitation of an offer to buy our securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying base prospectus is delivered or the ordinary shares offered hereby are sold on a later date.

We incorporate by reference the documents listed in the “Incorporation of Documents by Reference” section of this prospectus supplement and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” other than any portions of the respective filings that were furnished under applicable SEC rules, until we issue all of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus.

See “Risk Factors” included and incorporated by reference in this prospectus supplement for a description of certain factors relating to an investment in the ordinary shares. None of us, the underwriters or any of our or their respective representatives is making any representation to you regarding the legality of an investment by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a purchase of the ordinary shares.

NON-GAAP FINANCIAL MEASURES

Non-GAAP Supplemental Performance Measure — Economic Net Income
As supplemental information, we provide a non-GAAP performance measure that we refer to as economic net income, or ENI, which represents our management’s view of the underlying economic earnings generated by us. We define economic net income as ENI revenue less (i) ENI operating expenses, (ii) variable compensation, (iii) key employee distributions, (iv) net interest and (v) taxes. Our ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP.
ENI is an important measure to investors because it is used by the Company to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. It is also an important measure because it assists management in evaluating our operating performance and is presented in a way that most closely reflects the key elements of our profit share operating model with our Affiliates. For a further discussion of how we use ENI and why ENI is useful to investors, see “—Overview—How We Measure Performance” in our 2015 Form 10-K. Please note the following refinements to our definition of economic net income undertaken in light of transactions which closed in the third quarter of 2016. Items (vii) and (viii) reflect the breakout of line items which have always been part of our definition of ENI that have now become more meaningful in light of our purchase of seed capital from our Parent on September 15, 2016 and the acquisition of Landmark Partners, LLC, or Landmark, as of August 18, 2016. We have also added additional explanatory language to item (v) in light of the treatment of a portion of the purchase price and non-controlling interests from Landmark as compensation for U.S. GAAP purposes.
To calculate economic net income, we re-categorize certain line items on our Statement of Operations to reflect the following:

•	We exclude the effect of Funds consolidation by removing the portion of Fund revenues, expenses and investment return which were not attributable to our shareholders.

•	We include within management fee revenue any fees paid to Affiliates as a result of Funds consolidation.

•	We include our share of earnings from equity-accounted Affiliates within other income in ENI revenue, rather than investment income.

•	We treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits.

•	We segregate from operating expenses variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees.
To reflect the Reorganization which took place at the time of the initial public offering, we have excluded:

i.	notional corporate cost allocations which are non-cash expenses that have not recurred following the initial public offering;

ii.
interest expense historically paid to our Parent, as the related debt was restructured in connection with the initial public offering and thereafter has been eliminated from our consolidated results; and

iii.	historic mark-to-market co-investment gains and losses, because these investments and ongoing returns thereon have been allocated wholly to OMGUK.

We also make the following adjustments to U.S. GAAP results to more closely reflect our economic results:

iv.
We exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownerships interests may in certain circumstances be repurchased by OMUS at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on our balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by OMUS can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. Our Affiliate equity and profit interest plans have been designed to ensure OMUS is never required to repurchase more equity than we can reasonably recycle through variable compensation awards in any given twelve month period. OMUS may also choose to retain repurchased Affiliate equity or profit interests, entitling us to an additional share of future Affiliate earnings that represents an unrecognized economic asset to us.

v.
We exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. We also exclude the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees.

vi.
We exclude capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets.

vii.
We exclude seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of our earnings from managing client assets, which therefore differs from earnings generated by our investments in Affiliate products, which can be variable from period to period.

viii.	We include cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP.

ix.
We exclude the results of discontinued operations since they are not part of our ongoing business, and restructuring costs incurred in continuing operations which represent an exit from a distinct product or line of business.

x.
We exclude deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization.

We also adjust our income tax expense to reflect any tax impact of our ENI adjustments.

v

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, contain forward-looking statements, as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.
Any forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various known and unknown risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.
These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. The forward-looking statements made in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein, relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights the information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary may not contain all of the information that may be important to you or that you should consider before buying any of our ordinary shares. You should read the entire prospectus supplement and the accompanying base prospectus carefully. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. In particular, you should read the section entitled “Risk Factors” in this prospectus supplement, the section entitled “Risk Factors” in our 2015 Form 10-K and the additional risk factor included in our Current report on Form 8-K, filed on July 20, 2016 (the “July 20, 2016 Form 8-K”), each incorporated by reference into this prospectus supplement and the accompanying base prospectus. In addition, you should also read our Financial Statements and the related Notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations also included in our 2015 Form 10-K.

Our Business
We are a global, diversified, multi-boutique asset management company with $234.2 billion of assets under management, or AUM, as of September 30, 2016. With the addition of Landmark on August 18, 2016, we operate our business through our eight Affiliates. We currently are a majority-owned indirect subsidiary of Old Mutual plc, an international investment, savings, insurance and banking group established in 1845.
Our business model combines the investment talent, entrepreneurialism, focus and creativity of leading asset management boutiques with the resources and capabilities of a larger firm. We have a permanent partnership structure with our Affiliates that preserves the unique culture that has made each of them successful and provides them with investment and day-to-day operational autonomy. We ensure that key management professionals at each Affiliate retain meaningful levels of equity in their own businesses to maintain strong alignment of interests between us, our Affiliates, their clients, and our shareholders. Our approach to investing in Affiliates includes a profit-sharing arrangement to provide incentives for growth and prudent business management across multiple generations of Affiliate partners.
We have broad and deep experience in working with boutique asset managers, and we leverage the expertise and resources within our organization to engage actively with our Affiliates and provide them with capabilities generally unavailable to specialist asset management firms. We work with our Affiliates to identify and execute upon growth opportunities for their businesses in areas such as business line expansion and product development, as well as activities critical to the operational success of investment boutiques, including talent management, risk management and compliance support. Our Company-led Global Distribution team complements and enhances the distribution capabilities of our Affiliates. Furthermore, our collaboration with our Affiliates extends to the commitment of seed and co-investment capital to launch new products and investment capital to financially support new growth initiatives. Our business development professionals, all of whom have prior experience executing M&A transactions for asset managers, facilitate growth opportunities for both us and individual Affiliates by sourcing and structuring investments in new Affiliates as well as add-on acquisitions on behalf of existing Affiliates.

Currently, our business comprises interests in the following Affiliates:1

ACADIAN
HQ: Boston, MA
Founded: 1986
AUM: $74.5 bn
A leading quantitatively-oriented manager of active global and international equity , and alternative strategies
T | S | W
HQ: Richmond, VA
Founded: 1969
AUM: $18.0 bn
A value-oriented investment manager focused on small- and mid-cap U.S. equity, international equity and fixed income strategies
BARROW, HANLEY, MEWHINNEY & STRAUSS
HQ: Dallas, TX
Founded: 1979
AUM: $90.8 bn
A widely recognized value-oriented investment manager of U.S., international and global equities, fixed income, and a range of balanced investment management strategies
LANDMARK PARTNERS
HQ: Simsbury, CT
Founded: 1989
AUM: $8.8 bn
A leading global secondary private equity, real estate and real asset investment firm, founded in 1989.
CampbellGlobal
FOREST & NATURAL RESOURCE INVESTMENTS
HQ: Portland, OR
Founded: 1981
AUM: $4.9 bn
A leading sustainable timber and natural resource investment manager that seeks to deliver superior investment performance by focusing on unique acquisition opportunities, client objectives and disciplined management
OMAM
Investment / Seed Capital
Corporate Development
Talent Management
Risk and Compliance
Shared Services
Distribution
ICM
Investment Counselors of Maryland, LLC
HQ: Baltimore, MD
Founded: 1972
AUM: $1.7 bn
A value-driven domestic equity manager with product offerings across the entire capitalization range and a primary focus on small-cap companies
HEITMAN
A REAL ESTATE INVESTMENT MANAGEMENT FIRM
HQ: Chicago, IL
Founded: 1966
AUM: $30.2 bn
A leading real estate investment manager of high quality global strategies focused on private real estate equity, public real estate securities, and real estate debt
Copper Rock
CAPITAL PARTNERS
HQ: Boston, MA
Founded: 2005
AUM: $5.3 bn
A specialized growth equity investment manager of small-cap international , global and emerging markets equity strategies

___________________________
1AUM as of September 30, 2016.
Our diversification, by Affiliate, asset class, geography and investment strategy, enhances relative earnings stability and provides multiple sources of growth for us. Collectively, our Affiliates offer over 110 distinct, active investment strategies in U.S., global, international and emerging markets equities, U.S. fixed income, and alternative investments, including secondary private equity, timber and real estate. In addition, there is significant diversification within each of our Affiliate firms through the breadth of their respective investment capabilities. We believe our Affiliates have generated strong long term absolute and relative performance records. As of September 30, 2016, the percentage of our revenue represented by AUM outperforming their investment benchmarks on a one-, three-, and five-year basis was 35%, 69% and 69%, respectively. Client asset flows were $(6.3) billion in net flows for the twelve months ended September 30, 2016, representing (3.0)% of beginning-of-period AUM. Revenue flows were $(10.2) million for the twelve months ended September 30, 2016, representing (1.4)% of beginning-of-period run rate management fees. We generated positive net revenue flows in eleven of the last fifteen quarters.

Through our Affiliates, we serve a diverse investor base in the institutional and sub-advisory channels in the U.S. and around the world. These clients are highly sophisticated, value the stability and equity ownership of our Affiliates, and typically reward our Affiliates’ strong process-driven investment performance with long-term relationships and asset flows. Our sub-advisory clients also provide access to the growing retail and defined-contribution marketplace as decision makers take a more institutional approach to choosing asset management providers. Our Affiliates currently manage assets for non-U.S. clients in 30 countries, including Australia, Canada, Ireland, Japan, the Netherlands, South Africa, South Korea, Switzerland, and the United Kingdom. Our Company-led Global Distribution platform, launched in 2012, has contributed to the increase of our non-U.S. assets under management. As a result of this effort, we have raised $10.9 billion of new client assets for our pre-existing seven Affiliates from the start of 2012 through December 31, 2015.

Net revenue flows and positive investment performance, in conjunction with the successful execution of our business strategy, have led to growth in revenues and net income. Our U.S. GAAP revenues were $519.8 million in 2013 (excluding consolidated Funds) and $699.3 million in 2015, representing a compound annual growth rate, or CAGR, of 16.0%. Our U.S. GAAP net income from continuing operations attributable to controlling interests increased from $19.4 million in 2013 to $154.7 million in 2015, a CAGR of 182.4%. We measure financial performance primarily through ENI, a non-GAAP measure that we believe better reflects our underlying economic performance and returns to shareholders. Our ENI revenues from 2013 through 2015 grew from $527.5 million to $663.9 million(1), for a CAGR of 12.2%. Over this period, our pre-tax ENI grew from $153.0 million to $203.5 million(1), representing a CAGR of 15.3%. For additional information regarding economic net income, and reconciliations to U.S. GAAP, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Performance Measure—Economic Net Income” in our 2015 Form 10-K and “Summary Historical Consolidated and Combined Financial Data” herein.
Total AUM: $234.2 billion

Data as of September 30, 2016

(1)	Excludes the impact of the non-recurring performance fee earned in the year ended December 31, 2015.

Recent Developments
Our AUM as of November 30, 2016 were $234.5 billion, an increase of $22.1 billion, or 10.4%, as compared to our AUM as of December 31, 2015. For the period from October 1, 2016 through November 30, 2016, our net client cash flows were $(0.6) billion and the annualized revenue impact of net client cash flows was $0.1 million. As of November 30, 2016, the percentage of our products outperforming their investment benchmarks on a revenue-weighted basis over the one-, three-, and five-year periods was estimated to be 56%, 59% and 73%, respectively. As of November 30, 2016, the percentage of our products outperforming their investment benchmarks on an equal-

weighted basis over one-, three-, and five-year periods was estimated to be 58%, 71% and 79%, respectively. As of November 30, 2016, the percentage of our products outperforming their investment benchmarks on an asset-weighted basis over one-, three-, and five-year periods was estimated to be 47%, 47% and 60%, respectively.

Repurchase Transaction
On December 12, 2016, we entered into a Repurchase Agreement with our Parent and the Selling Shareholder (the “Repurchase Agreement”) pursuant to a Private Share Repurchase approved by our shareholders at our 2016 annual general meeting of shareholders. Pursuant to the Repurchase Agreement, and subject to its terms and conditions, we have agreed to repurchase 6,000,000 ordinary shares directly from the Selling Shareholder in a private transaction at the price per ordinary share sold to the public by the Selling Shareholder in this offering (the “Repurchase Transaction”). The closing of the Repurchase Transaction is subject to various conditions, including the closing of this offering, and there can be no assurance that the Repurchase Transaction will be completed. This offering is not conditioned upon the completion of the Repurchase Transaction. We expect the completion of the Repurchase Transaction to be concurrent with the closing of this offering. We expect to fund the Repurchase Transaction with cash on hand and/or funds available from our revolving credit facility.

Following the completion of this offering and the Repurchase Transaction, and the subsequent cancellation of the repurchased ordinary shares, if all of the shares offered pursuant to this prospectus supplement are sold by our Parent, our Parent will own approximately 52.8% of our ordinary shares, or 51.1% if the underwriters’ option to purchase additional ordinary shares is fully exercised.

Our Principal Shareholder
As of the date of this prospectus supplement, our Parent indirectly holds a majority of the voting power of our share capital through OMGUK’s ownership of 66% of our outstanding ordinary shares. Pursuant to a Shareholder Agreement between us, our Parent and OMGUK, our Parent will (i) for so long as it remains the majority owner of our ordinary shares, have the right to appoint a majority of the directors to our Board of Directors, (ii) until our Parent ceases to own at least 35% of our outstanding ordinary shares, have the right to appoint three directors to our Board of Directors, if there shall be at such time seven directors on our Board of Directors, or four directors to our Board of Directors, if there shall be at such time nine directors on our Board of Directors, (iii) until our Parent ceases to own at least 20% of our outstanding ordinary shares, have the right to appoint two directors to our Board of Directors and (iv) for so long as it owns greater than or equal to 7% of our outstanding ordinary shares, have the right to appoint one director to our Board of Directors. These rights and certain other rights described below give our Parent significant power to influence our policies and affairs. The Shareholder Agreement also grants our Parent approval rights over certain matters ending on the date that our Parent ceases to beneficially own at least 20% of our outstanding ordinary shares, including, among others, certain mergers and acquisitions, entrance into material joint ventures or strategic alliances, certain issuances of share capital, listing or delisting on a securities exchange, entering into any agreement that conflicts with the Shareholder Agreement, amendments or waivers of our constitutional documents and any dissolution or bankruptcy proceeding, and for periods after our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares related to the incurrence of debt above a specified threshold, the granting of liens and the declaration or payment of a dividend other than in accordance with our dividend policy approved by our Board of Directors as of the date that our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares. The Shareholder Agreement also provides our Parent with the ability to transfer the foregoing rights to a third party purchaser of a majority of our outstanding shares. Our Board of Directors has adopted policies and procedures which give our Parent significant influence over our business, including budgets, business strategy, acquisitions, expenditures in excess of our budget, financings, insurance, declaration and payment of dividends, risk management, entering into a new line of business, public statements relating to financial performance of our Parent, human resources policies and compensation.

Please see the section entitled “Risk Factors” included herein and in our 2015 Form 10-K incorporated by reference in this prospectus supplement and the accompanying base prospectus. See also “Certain Relationships and Related Party Transactions—Relationship with Our Parent and OMGUK” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information regarding these and other arrangements with our Parent and OMGUK.
On March 11, 2016, our Parent announced the results of a strategic review, which included a plan to separate its underlying businesses, including OMAM.  Our Parent further announced on December 12, 2016 its intention to continue the reduction of its holdings in OMAM in an orderly manner which balances value, cost, time and risk.  We can provide no assurances as to the timing or manner in which our Parent may execute upon its strategy with respect to the separation process and any impact such separation may have on us.  In this regard, our Parent has engaged from time to time in discussions with, and continues to consider expressions of interest from, third parties to acquire a majority of our outstanding shares from our Parent.  There can be no assurance that any discussions will result in a sale of our ordinary shares held by our Parent or that shareholders other than our Parent would be afforded the opportunity to participate in such sale.

Corporate Information
Our principal executive offices and registered office are located at Ground Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, and our telephone number is +44-20-7002-7000. Our Internet address is https://www.omam.com. Information on or accessible through our website is not part of this prospectus supplement or the accompanying base prospectus.

THE OFFERING

Issuer	OM Asset Management plc
Ordinary shares Offered by OM Group (UK) Limited	13,000,000 ordinary shares
Underwriters’ option to purchase additional shares	1,950,000 ordinary shares from OMGUK
Ordinary shares to be outstanding immediately after this offering, the closing of the Repurchase Transaction and the subsequent cancellation of the repurchased shares	114,157,765 ordinary shares
Use of proceeds
All of the ordinary shares offered by this prospectus are being sold by OMGUK. We will not receive any proceeds from the sale of ordinary shares in this offering, including from any exercise by the underwriters of their option to purchase additional shares.

Repurchase Transaction
We have agreed to repurchase 6,000,000 ordinary shares directly from the Selling Shareholder in a private transaction at the price per ordinary share sold to the public by the Selling Shareholder in this offering. The closing of the Repurchase Transaction is subject to various conditions, including the closing of this offering, and there can be no assurance that the Repurchase Transaction will be completed. This offering is not conditioned upon the completion of the Repurchase Transaction.

Voting rights	One vote per share.
Dividend policy
We target a dividend payout in the range of 25% of ENI, subject to maintaining a sustainable quarterly dividend per share. Any declaration of dividends is at the discretion of our Board of Directors and subject to the approval of our Parent, and depends on our financial condition, earnings, cash needs, regulatory constraints, capital requirements and any other factors that our Board of Directors or Parent deems relevant in making such a determination. The quarterly interim dividend declared on November 1, 2016 is expected to be paid on December 30, 2016 to OMAM shareholders of record as of the close of business on December 16, 2016. Investors purchasing ordinary shares in this offering will not receive this quarterly interim dividend on December 30, 2016. See “Dividend Policy.”

Listing	Our ordinary shares are listed on the New York Stock Exchange (which we refer to as the NYSE) under the trading symbol “OMAM.”
Risk factors
An investment in our ordinary shares involves risks. Please refer to the risk factors in this prospectus supplement and in the accompanying base prospectus and the risk factors included in our 2015 Form 10-K and the July 20, 2016 Form 8-K.

Unless otherwise noted, the number of ordinary shares outstanding after this offering, the Repurchase Transaction, and the subsequent cancellation of the repurchased ordinary shares, and other information based thereon in this prospectus supplement excludes:

•	8,536,183 ordinary shares reserved for future issuance under our Equity Incentive Plan; and

•	2,391,500 ordinary shares reserved for future issuance under our Non-Employee Director Equity Incentive Plan.

SUMMARY HISTORICAL CONSOLIDATED AND COMBINED FINANCIAL DATA

The summary statement of operations data for the years ended December 31, 2015, 2014 and 2013 and balance sheet data as of December 31, 2014 and 2015 have been derived from our audited Consolidated Financial Statements included in our 2015 Form 10-K incorporated by reference into this prospectus supplement and the accompanying base prospectus. The balance sheet data as of December 31, 2013 has been derived from our audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The summary consolidated financial data as of and for the nine months ended September 30, 2016 and 2015 have been derived from our unaudited Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and filed with the SEC on November 9, 2016 (the “Third Quarter Form 10-Q”) incorporated by reference into this prospectus supplement and the accompanying base prospectus, and have been prepared on substantially the same basis as our Consolidated Financial Statements that were audited in accordance with U.S. GAAP and include all adjustments that we consider necessary for a fair statement of our consolidated statements of operations for the periods and as of the dates presented therein. Our results for the nine months ended September 30, 2016 are not necessarily indicative of our results for a full year.

The following summary consolidated financial data should be read in conjunction with, and is qualified by reference to, “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Consolidated Financial Statements and notes thereto contained in our 2015 Form 10-K and our Third Quarter Form 10-Q.

($ in millions, except per share data as noted)	Nine Months Ended September 30,		Years Ended December 31,

U.S. GAAP Statement of Operations Data(2):	2016 (1)	2015 (1)	2015	2014	2013
Management fees(3)	$478.5	$480.2	$637.2	$569.7	$478.2
Performance fees	(1.9)	55.5	61.8	34.3	18.1
Other revenues	0.3	0.2	0.3	1.6	1.8
Consolidated Funds’ revenue(3)	—	—	—	450.7	430.5
Total Revenue(3)	$476.9	$535.9	$699.3	$1,056.3	$928.6
Net income before tax from continuing operations attributable to controlling interests(4)	$133.7	$157.6	$201.3	$68.1	$32.7
Net income from continuing operations attributable to controlling interests(3)(4)	99.9	116.7	154.7	55.3	19.4
Net income (loss) from continuing operations(3)	99.9	116.7	154.7	(45.0)	(97.1)
U.S. GAAP operating margin(3)(5)	26%	28%	27%	(6)%	(11)%
U.S. GAAP basic earnings per share from continuing operations attributable to controlling interests	$0.84	$0.98	$1.28	$0.46	$0.16
U.S. GAAP diluted earnings per share from continuing operations attributable to controlling interests	$0.84	$0.98	$1.28	$0.46	$0.16

($ in millions, except per share data as noted)	Nine Months Ended September 30,		Years Ended December 31,

Non-GAAP Data(1)(7):	2016	2015	2015	2014	2013
Economic net income(6):
Management fees	$478.5	$480.2	$637.2	$589.9	$499.8
Performance fees	(1.9)	7.4	13.7	34.3	18.1
Other revenues	12.1	9.4	13.0	11.2	9.6
Total ENI revenue	$488.7	$497.0	$663.9	$635.4	$527.5
Pre-tax economic net income	$140.2	$154.2	$203.5	$204.1	$153.0
Economic net income, excluding non-recurring performance fee	106.2	113.2	149.7	151.3	122.9
Economic net income	106.2	124.6	161.1	151.3	122.9
ENI operating margin(8)	35%	37%	37%	39%	34%
ENI earnings per share, excluding non-recurring performance fee(7)	0.89	0.94	1.24	1.26	1.02
Economic net income per share (including non-recurring performance fee)(6)	0.89	1.03	1.34	1.26	1.02
Other Operational Information(1):
Assets under management at period end (in billions)	$234.2	$208.7	$212.4	$220.8	$198.8
Net client cash flows (in billions)	(3.1)	(1.9)	(5.1)	9.5	10.5
Annualized revenue impact of net flows (in millions)(9)	(3.6)	25.5	18.9	54.5	42.5

	As of September 30, 2016(1)	As of December 31,
($ in millions)		2015	2014	2013
U.S. GAAP Balance Sheet Data:
Total assets(10)	$1,338.0	$1,014.1	$7,772.9	$8,551.8
Total assets attributable to controlling interests	1,327.1	1,014.1	993.2	1,014.4
Total debt(10)	392.2	90.0	4,309.9	5,469.0
Total debt attributable to controlling interests	392.2	90.0	214.0	1,043.2
Total liabilities(10)	1,118.2	848.2	5,215.5	6,015.9
Total liabilities attributable to controlling interests	1,113.0	848.2	956.7	1,461.1
Net assets(10)	$219.8	$165.9	$2,557.4	$2,535.9
Redeemable non-controlling interests in consolidated Funds(3)	(5.7)	—	(61.9)	(403.3)
Non-controlling interests in consolidated Funds(3)	—	—	(2,459.0)	(2,579.3)
Non-controlling interests	(0.9)	—	—	(0.1)
Shareholders’ equity (deficit)	$213.2	$165.9	$36.5	$(446.8)

(1)	Unaudited.

(2)
The U.S. GAAP Statement of Operations Data above has been presented on a continuing operations basis. Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2015 Form 10-K and our Third Quarter Form 10-Q for further discussion of our results of operations, including discontinued operations, and a reconciliation to the results from continuing operations.

(3)
Statement of operations data presented in accordance with U.S. GAAP include the results of consolidated Funds managed by our Affiliates where it has been determined these entities are controlled by the Company. The effects of consolidating these entities include a reduction in management fee revenue of $21.6 million and $20.1 million per annum for fiscal years 2013 and 2014, respectively, with offsetting increases in the results of consolidated Funds. The net income from continuing operations presented as attributable to controlling interests exclude the income or loss directly attributable to third-party Fund investors, and represent the net amounts attributable to our shareholders. In the first quarter of 2015, we elected to adopt the provisions of Accounting Standards Update No. 2015-02, or ASU 2015-02, effective on January 1, 2015 using the modified retrospective method, which resulted in the de-consolidation of all Funds previously consolidated as of December 31, 2014. For the year ended December 31, 2015, we did not consolidate any Funds pursuant to ASU 2015-02, and total revenue, U.S. GAAP operating margin and net income (loss) from continuing operations are therefore not directly comparable to the years ended December 31, 2013 and 2014.  At September 30, 2016, we consolidated certain Funds pursuant to ASU 2015-02. Our consolidated results of operations for the period then ended does not include the results of those consolidated Funds as it is our policy to consolidate Funds as of the end of the quarter.

(4)
The following table reconciles our net income attributable to controlling interests to our net income from continuing operations attributable to controlling interests and our pre-tax income from continuing operations attributable to controlling interests:

($ in millions)	Nine Months Ended September 30,		Years Ended December 31,

	2016	2015	2015	2014	2013
Net income attributable to controlling interests	$101.1	$118.6	$155.5	$51.7	$25.7
Exclude: Loss (profit) on discontinued operations attributable to controlling interests	(1.2)	(1.9)	(0.8)	3.6	(6.3)
Net income from continuing operations attributable to controlling interests	99.9	116.7	154.7	55.3	19.4
Add: Income tax expense	33.8	40.9	46.6	12.8	13.3
Pre-tax income from continuing operations attributable to controlling interests	$133.7	$157.6	$201.3	$68.1	$32.7

(5)
U.S. GAAP operating margin equals operating income (loss) from continuing operations divided by total revenue. In the first quarter of 2015, we elected to adopt the provisions of ASU 2015-02, effective on January 1, 2015 using the modified retrospective method, which resulted in the de-consolidation of all Funds previously consolidated as of December 31, 2014. Excluding the effect of Funds consolidation in periods prior to January 1, 2015, the U.S. GAAP operating margin would be 17% for the year ended December 31, 2014 and 18% for the year ended December 31, 2013.

(6)
Economic net income is discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Performance Measure—Economic Net Income” in our 2015 Form 10-K and our Third Quarter Form 10-Q. Pre-tax and post-tax economic net income are presented after Affiliate key employee distributions. These measures are conceptually equivalent to net income before tax from continuing operations attributable to controlling interests and net income from continuing operations attributable to controlling interests, respectively.

The following table reconciles U.S. GAAP net income from continuing operations attributable to controlling interests to economic net income after taxes for the nine months ended September 30, 2016 and 2015 and the years ended December 31, 2015, 2014 and 2013:

($ in millions)		Nine Months Ended September 30,		Years Ended December 31,

		2016	2015	2015	2014	2013
U.S. GAAP net income from continuing operations attributable to controlling interests		$99.9	$116.7	$154.7	$55.3	$19.4
Adjustments related to restructuring and reorganization actions undertaken in connection with the Company’s initial public offering:
i.	Non-cash notional parent corporate cost allocation	—	—	—	3.4	3.3
ii.	Intercompany interest expense	—	—	—	49.8	72.2
iii.	Co-investment (gain)	—	—	—	(2.6)	(3.0)
Adjustments to reflect the economic earnings of the Company:
iv.	Non-cash key employee-owned equity and profit-interest revaluations	(8.8)	14.0	18.2	83.0 (a)	47.7
v.	Amortization and impairment of goodwill, acquired intangible assets, acquisition-related consideration and pre-acquisition employee equity	9.8	0.1	0.2	0.1	0.1
vi.	Capital transaction costs	6.1	1.6	2.3	—	—
vii.	Seed/Co-investment (gains) losses and financings	(0.5)	—	—	—	—
viii.	Tax benefit of goodwill and acquired intangibles deductions	3.0	1.9	2.5	1.2	0.3
ix.	Restructuring	—	—	0.6	2.2	—
x.	ENI tax normalization	(0.7)	(3.4)	(8.8)	(7.9)	0.9
Tax effect of above adjustments(b)		(2.6)	(6.3)	(8.6)	(33.2)	(18.0)
Economic net income (including the non-recurring performance fee)		106.2	124.6	161.1	151.3	122.9
Non-recurring performance fee, net(c)		—	(11.4)	(11.4)	—	—
Economic net income, excluding the non-recurring performance fee		$106.2	$113.2	$149.7	$151.3	$122.9

(a)	Includes $31.6 million related to the purchase of additional ownership interests in an Affiliate.

(b)	Reflects the sum of line items iii, iv, v, vi and vii taxed at the 40.2% U.S. statutory rate (including state tax).

(c)
In the second quarter of 2015, we recorded a non-recurring gross performance fee of $48.1 million.  The $11.4 million represents the net amount accruing to OMAM after Affiliate contractual variable compensation, other directly related expenses, and the tax effect of the non-recurring performance fee calculated using a 40.2% tax rate.

(7)
In the second quarter of 2015, we recorded a non-recurring performance fee of $11.4 million, net of associated expenses and taxes. While all performance fees fall within OMAM’s definition of economic net income, we believe that the unique characteristics of this fee, including its size and the extraordinary investment performance of the underlying product, make it unrepresentative of our recurring economics. We have therefore presented our economic net income statement of operations with this non-recurring performance fee excluded from revenue and expenses and presented it on a net basis after economic net income before the non-recurring performance fee. This presentation provides a more comparative view across reporting periods of the line items which make up ENI revenue and expense. Unless explicitly noted, the revenue, expense and key metrics discussed herein exclude the impact of the non-recurring performance fee.

(8)
ENI operating margin is a non-GAAP efficiency measure, calculated based on earnings after variable compensation divided by ENI revenue. For a more detailed discussion of the differences between U.S. GAAP net income and economic net income, see “—Non-GAAP Supplemental Performance Measure—Economic Net Income” in our 2015 Form 10-K and our Third Quarter Form 10-Q.

(9)
Annualized revenue impact of net flows excludes market appreciation or depreciation. Annualized revenue impact of net flows represents the difference between annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts, less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts, including equity-accounted Affiliates. The annualized management fees are calculated by multiplying the annual gross fee rate for the relevant account by the net assets gained in the account in the event of a positive flow, excluding any current or future market appreciation or depreciation, or the net assets lost in the account in the event of an outflow, excluding any current or future market appreciation or depreciation. For a further discussion of the uses and limitations of the annualized revenue impact of net flows, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Assets Under Management” in our 2015 Form 10-K and our Third Quarter Form 10-Q.

(10)
Balance sheet data presented in accordance with U.S. GAAP as of December 31, 2013 and 2014, and as of September 30, 2016, include the results of Funds managed by our Affiliates where it has been determined these entities are controlled by our Company. Consolidated assets and liabilities of these entities that are attributable to third-party investors, or non-controlling interests, have the effect of increasing our consolidated assets and liabilities. The net assets and liabilities presented as attributable to controlling interests exclude the portions directly attributable to these third-party investors, and represent the net amounts attributable to our shareholders. Similarly, Shareholders’ equity (deficit) represents our net assets after excluding net assets directly attributable to these third-party investors.

RISK FACTORS
Any investment in our ordinary shares involves a high degree of risk. You should consider carefully the following risk factors, as well as those risk factors included in the accompanying base prospectus and those risks relating to our business and corporate structure under the heading “Risk Factors” in our 2015 Form 10-K and the risk factor under Item 8.01 of the July 20, 2016 Form 8-K incorporated by reference herein, before buying any of our ordinary shares. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in Exchange Act reports that we file with the SEC, which will be incorporated herein by reference. If any of the following risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed in the risk factors below will not occur. If any of such events does occur, you may lose all or part of your original investment in our ordinary shares.
Risks Related to Our Ownership Structure

Our Parent controls us and has significant power to control our business, affairs and policies.
As of the date of this prospectus supplement, our Parent beneficially owns 66% of our outstanding ordinary shares. As a result of its majority ownership, and pursuant to the rights of our Parent under the shareholder agreement that we have entered into with our Parent, or the Shareholder Agreement, and policies and procedures adopted by our Board of Directors, our Parent has significant power to control our business, affairs and policies, including the right to appoint a majority of the directors to our Board of Directors, and, accordingly, the appointment of management, the adoption of amendments to our articles of association and the number of ordinary shares available for issuance under our equity incentive plans for our prospective and existing employees. This concentration of ownership may have the effect of delaying or preventing a change in control of us or discouraging others from making tender offers for our ordinary shares, or could result in a change of control in which only the Parent’s shares are sold, which could prevent shareholders from receiving a premium for their ordinary shares. It also may make it difficult for other shareholders to replace management and may adversely impact the trading price of our ordinary shares because investors often perceive disadvantages in owning ordinary shares in companies with controlling shareholders.
Pursuant to the Shareholder Agreement, our Parent, for so long as it remains the majority owner of our outstanding ordinary shares, has the right to appoint a majority of the directors to our Board of Directors. At such time as our Parent ceases to own a majority of our outstanding shares, our Parent will no longer have the right to appoint a majority of the directors to our Board but will have the right to appoint a lesser number of directors for so long as it owns certain specified percentages of our outstanding ordinary shares that are less than a majority but greater than or equal to 7%. In addition, our Board of Directors has adopted policies and procedures which give our Parent significant control over certain matters, including budgets, business strategy, acquisitions, expenditures, financings, dividends, insurance and compensation, and require us to comply with certain policies and procedures similar to those at our Parent. At such time as our Parent ceases to own a majority of our ordinary shares, any or all such policies and procedures may be amended or terminated in the sole discretion of our Board of Directors and therefore any control maintained by our Parent as a result of such policies or procedures may be reduced or eliminated.
In addition, pursuant to the Shareholder Agreement, our Parent has approval rights over various matters until the date our Parent ceases to beneficially own at least 20% of our outstanding ordinary shares (provided that the consent rights related to the incurrence or guarantee of debt, the granting of liens and the declaration or payment of dividends shall not apply until the date that our Parent ceases to own more than 50% of our ordinary shares, so long as our Board of Directors approves such matters), including:

•
any merger or acquisition with consideration paid or payable (including a pro rata share of the debt assumed) of more than $100 million, or any disposition of assets with a fair market value of more than $100 million, involving us or one of our subsidiaries or controlled affiliates, on the one hand, and any other person, on the other hand;

•
any incurrence or guarantee of (or grant of a lien with respect to) external recourse debt in an amount greater than $300 million, plus the principal amount of the outstanding external debt on the date that our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares;

•
any issuance of share capital other than (i) issuances of equity awards to directors or employees pursuant to a compensation plan or (ii) issuances of share capital in connection with an acquisition involving a consideration payable not exceeding $100 million;

•	entry into or amendment or termination of any material joint venture or strategic alliance;

•
any declaration or payment of a dividend other than in accordance with our dividend policy approved by our Board of Directors as of the date that our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares;

•	listing or delisting of any securities on a securities exchange;

•	any agreement or arrangement that would conflict with the terms of the Shareholder Agreement;

•	any amendment, termination or waiver of any rights under our constitutional documents; and

•	any filing or petition under bankruptcy laws, admission of insolvency or similar actions by us or any of our subsidiaries or controlled affiliates, or our dissolution or winding-up.
The foregoing approval rights may be transferred to a third party for so long as our Parent owns a majority of our outstanding ordinary shares. Once our Parent ceases to own a majority of our outstanding ordinary shares, it will no longer be able to transfer such approval rights.
The ownership by our Parent of a significant percentage of our ordinary shares, its right to appoint directors and its significant control with respect to certain matters as described above limits the ability of other shareholders to influence corporate matters. For information regarding the beneficial ownership of our outstanding ordinary shares by our Parent, see “Security Ownership of Certain Beneficial Owners and Management” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus.
We are a “controlled company” within the meaning of the NYSE Listed Company Manual while our Parent owns more than 50% of our outstanding ordinary shares and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.
As of the date of this prospectus supplement, our Parent continues to beneficially own a majority of our ordinary shares. As a result, we are a “controlled company” within the meaning of the NYSE Listed Company Manual. Under the NYSE Listed Company Manual, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements in the NYSE Listed Company Manual, including:

•	the requirement that a majority of our Board of Directors consist of independent directors;

•	the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors; and

•	the requirement that we have a compensation committee that is composed entirely of independent directors.

As of the date of this prospectus supplement, we utilized the exemptions to each of the requirements listed above. Accordingly, shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements of the NYSE Listed Company Manual until such time as our Parent ceases to own a majority of our outstanding shares. Even if we are no longer a “controlled company” our Parent still may have significant influence over us depending upon the level of ownership retained by our Parent, including the right to appoint directors. For further information on our Parent’s rights under the Shareholder Agreement, see “Certain Relationships and Related Party Transactions—Relationship with our Parent and OMGUK” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus.
If our Parent sells a controlling interest in us to a third party in a private transaction, other shareholders may not realize any change of control premium on our ordinary shares.
Our Parent owns a substantial majority of our ordinary shares. Our Parent has the ability, should it choose to do so, to sell some or all of our ordinary shares in a privately negotiated transaction, which, if sufficient in size, could result in a change of control of us. The ability of our Parent to privately sell such shares may not be subject to any requirement for a concurrent offer to be made to acquire all of our ordinary shares that are publicly traded, which could prevent other shareholders from realizing any change of control premium on their ordinary shares that may otherwise accrue to our Parent upon its private sale of our ordinary shares. A sale of shares which resulted in a change of control could have a negative impact on our business.
For so long as our Parent owns a majority of our outstanding ordinary shares, it will have significant influence over our business and strategy and it will have the right to transfer such influence to a third party. Our Parent’s interest or the interest of any third party transferee may differ from the interests of our other shareholders.
For so long as our Parent owns a majority of our outstanding ordinary shares, it has approval rights over significant business decisions, it has the right to appoint a majority of our Board of Directors and our Board of Directors has policies and procedures in place which give our Parent approval rights over budgets, business strategy, acquisitions, expenditures, financings, dividends, insurance and compensation. In addition, as long as our Parent retains ownership of a majority of our outstanding ordinary shares, our Parent may transfer the foregoing rights to a third party transferee of a majority of our ordinary shares, at which point we will become subject to the control of that third party. Any third party that acquires a controlling interest in us from our Parent may be presently unknown or unfamiliar to our management and our Affiliates. Our Parent’s interests or the interests of a new majority owner in our long-term business strategy may differ from that of our shareholders and management. As a result, our Parent or a new majority owner may make decisions about the long-term strategy of our company that may be in its own interest and conflict with the interests of our shareholders.
On March 11, 2016, our Parent announced the results of a strategic review, which included a plan to separate its underlying businesses, including OMAM. Were the structure and form of this separation to result in a change in our control as described below, it could adversely impact our relationship with our Affiliates and their clients and, under certain circumstances, could result in the acceleration of our outstanding indebtedness and/or the redemption of our outstanding notes.
On March 11, 2016, our Parent announced the results of a strategic review, which included a plan to separate its underlying businesses, including OMAM. Our Parent further announced on December 12, 2016 its intention to continue the reduction of its holdings in OMAM in an orderly manner which balances value, cost, time and risk.  We can provide no assurances as to the timing or manner in which our Parent may execute upon its strategy with respect to the separation process and any impact such separation may have on us.  In this regard, our Parent has engaged from time to time in discussions with, and continues to consider expressions of interest from, third parties to acquire a majority of our outstanding shares from our Parent.  There can be no assurance that any discussions will result in a sale of our ordinary shares held by our Parent or that shareholders other than our Parent would be afforded the opportunity to participate in such sale.

A sale of the majority of our outstanding ordinary shares by our Parent to a third party could result in disruption to our relationships with our Affiliates and their clients and therefore our assets under management and net client cash flows if the new owner is deemed to be unattractive or unsupportive of our, and our Affiliates’, strategy. Any potential disagreements between our management and a new majority owner over matters such as the economic arrangements or management policies with our Affiliates, growth strategies and compensation philosophy of our Affiliates could adversely affect our relationships with our Affiliates. Furthermore, dissatisfaction by the management teams of our Affiliates with the services that we provide to them and the conditions upon which such services are provided also could result in a strained relationship with the management of that Affiliate. Any strains in the relationships that we have with our Affiliates could be detrimental to our overall business. See “—Our Relationships with our Affiliates are Critical to Our Success” in our 2015 Form 10-K incorporated by reference into this prospectus supplement and the accompanying base prospectus.
The investment advisory agreements between our Affiliates, who are (or who have subsidiaries who are) U.S. registered investment advisers, and their clients are not assignable without the consent of the client. A future sale of a controlling block of our voting securities by our Parent to a third party could be deemed an “assignment” of the underlying investment advisory agreements between our Affiliates and their clients under the Advisers Act and Investment Company Act. If an assignment of an investment advisory agreement is deemed to occur, and clients do not consent to the assignment or enter into a new advisory agreement, our results of operations could be materially and adversely affected. In addition, in the event our Parent sells a controlling block of our voting securities to a third party, prospective clients and consultants may be reluctant to commit to make new investments with our Affiliates, or invest in funds sponsored by our Affiliates, for some period of time following the sale, which may adversely affect our results of operations.
In a proposed transfer of a controlling block of our ordinary shares, our Affiliates will be asked to seek the consent of their clients to the assignment of their advisory contracts. Our Affiliates may not support a proposed transfer of a controlling block of our securities or the proposed transferee of the controlling block. As a result, our Affiliates may be reluctant to solicit the consents of their clients to the assignments of their advisory contracts that would result from such proposed transfer of a controlling block or may do so only if certain commitments are made by the proposed purchaser to such Affiliates. An agreement for a sale of a control block of the securities of a company such as ours often provides that the closing of the transaction is conditioned upon receipt of consents of clients representing a specified percentage of the assets under management or revenues of the target company. The announcement of a transaction that fails to close for this reason could have an adverse effect on the relationship between our Affiliates and their clients and thus an adverse effect on us. Even if a transaction were to be completed, revenue attributable to non-consenting clients could be lost which could have a material adverse effect on our results of operations. Although consent of clients to the private transfer of a controlling block of our securities would be required under the Advisers Act and the terms of advisory contracts with our clients who are not registered under the Investment Company Act, and a private transfer of a controlling block of our securities would require the execution of a new advisory contract with our clients who are registered under the Investment Company Act, which contract would require the approval of the board and, in certain cases, shareholders of such clients, sales of securities pursuant to this offering or subsequent similar offerings should not require client consents.
Under the Third Amended and Restated Limited Liability Company Operating Agreement of Heitman LLC, a “control change” of Heitman may not take place unless the Company first offers to the employee-owned entity that is the other member of Heitman (or the Heitman Employee Entity) the right to purchase our interest in Heitman at a price equal to our good faith estimate of the reasonable value of our interest in Heitman. A “control change” is deemed to occur if (i) OMUS, Heitman Financial Ltd., a wholly owned subsidiary of OMUS (or the Class B Member), or a permitted transferee of these entities ceases to be controlled by our Parent, or (ii) a sale, exchange, transfer or assignment of shares in our Parent takes place, the effect of which is a change of control of our Parent. A “control change” does not include (x) a sale, exchange, transfer or assignment of the Class B Member’s interest in Heitman or any economic interest therein to a bona fide secured creditor of OMUS resulting from the lender exercising its rights pursuant to a pledge of the interests in Heitman, (y) a sale, exchange transfer or assignment of the Class B Member’s interests in Heitman or any economic interest therein to any business entity that is controlled by our Parent or (z) an initial public offering of the shares of any entity which owns a direct or indirect interest in the Class B Member. If a “control change” occurs and the Heitman Employee Entity were to exercise its right to purchase the Class B Member’s interest in Heitman, then, upon the closing of the purchase, Heitman would no longer be one of our affiliates and we would not be entitled to participate in any future distributions from Heitman.
Finally, if our Parent sells a majority of our outstanding ordinary shares to a third party, an event of default under our revolving credit facility will occur, which would entitle the lenders to accelerate any indebtedness outstanding under the facility and to terminate the facility. If an acceleration of at least $50 million of indebtedness occurs and such amount is not repaid within 30 days, there will be a cross default with respect to our $400 million (in aggregate) senior unsecured notes, or the Notes. Upon the occurrence of a default, the trustee or holders of 25% of the aggregate principal amount of the Notes may declare the Notes immediately due and payable. Our future debt instruments may contain similar restrictions and provisions. In addition, a sale of a majority of our outstanding shares to a third party could result in a downgrade in our credit rating to below investment grade. Were such a downgrade to occur with respect to both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC, noteholders would have the right to require us to repurchase the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to but excluding the repurchase date. The source of funds that will be required to repurchase the Notes and repay any outstanding indebtedness under our revolving credit facility will be our available cash or cash generated from our subsidiaries’ operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available to make required repurchases of the Notes tendered or repay outstanding indebtedness if accelerated.
Our Parent’s continuing significant interest in us may result in conflicts of interest.
For as long as our Parent continues to beneficially own a significant amount of our outstanding ordinary shares, it will continue to be able to strongly influence or effectively control our decisions. See “—Our Parent controls us and has significant power to control our business, affairs and policies.” Moreover, as long as our Parent continues to beneficially own more than 50% of our issued share capital, it will be able to determine the outcome of any corporate actions requiring approval of our shareholders by way of ordinary resolution (as such matters require approval by at least 50% of shareholders present and voting at the meeting at which the resolution is proposed).
As of the date of this prospectus supplement, our Parent also has the right to appoint a majority of our Board of Directors and approval rights over certain enumerated corporate actions pursuant to the Shareholder Agreement. Because our Parent’s interests may differ from those of other shareholders, actions our Parent takes or omits to take with respect to us, for as long as it has these rights, including those corporate or business actions requiring its prior affirmative written consent or vote, may not be as favorable to other shareholders as they are to our Parent.
The interests of our Parent could conflict in material respects with those of our other shareholders. For example, our Parent (through its control of our Board of Directors or pursuant to consent rights in the Shareholder Agreement) may prevent us from incurring indebtedness or making acquisitions with our own capital for any reason, including if such actions would adversely affect its capital ratios on a consolidated basis, negatively affect its credit rating or otherwise influence its financial metrics. Our Parent also could, for similar or other reasons, exert control over the amount and timing of our investments and dispositions, cause us to sell revenue-generating assets or control the issuance of additional ordinary shares. Any such actions by our Parent could affect the amount of cash available for distribution to shareholders. In addition, our Parent may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. It also may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. Our Parent may have tax positions that are different from ours which could influence its decisions regarding whether and when to dispose of assets and whether and when to incur new or refinance existing indebtedness. In addition, the structuring of future transactions may take into consideration our Parent’s tax considerations even where no similar benefit would accrue to us.
Our Parent is also allowed to take into account the interests of parties other than us in resolving conflicts of interest. As an English plc our Parent owes no duty to our other shareholders. Furthermore, our articles of association specify that no officer or director owes any duty to any individual shareholder. Other affiliates of our Parent and existing and former personnel employed by our Parent may not be subject to non-competition, non-solicitation and confidentiality agreements to which members of our management and those of our Affiliates are subject and thus may not be prohibited from engaging in other businesses or activities, including those that might be in direct competition with us. Our Parent also may control the enforcement of obligations owed to us by it and its affiliates and decide whether to retain separate counsel or others to perform services for us.
The Shareholder Agreement and the approach of our Board of Directors to corporate governance and risk management gives our Parent significant control over our business and may impose additional controls and information sharing by us and our Affiliates from that deemed to be standard in the investment management industry. While overlaying these additional governance and risk management structures onto the highly regulated investment management business may be viewed as a desirable added layer of regulatory oversight, it may be viewed by Affiliates and potential acquisition targets as being overly cumbersome, controlling and costly and thus a competitive deterrent to a third party becoming affiliated with us.
Our ability to pay regular dividends to our shareholders is subject to the discretion of our Board of Directors and our Parent and may be limited by our holding company structure and applicable provisions of the laws of England and Wales.
We target a dividend payout in the range of 25% of ENI, subject to maintaining a sustainable quarterly dividend per share. Beginning on the date our Parent ceases to own more than 50% of our ordinary shares and ending on the date that our Parent ceases to beneficially own at least 20% of our outstanding ordinary shares, the approval of our Parent will be required to declare any dividend other than in accordance with the dividend policy approved by our Board of Directors as of the date our Parent ceases to beneficially own more than 50% of our outstanding ordinary shares. Any declaration of dividends will be at the discretion of our Board of Directors and subject to the approval of our Parent (for so long as required), and will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements and any other factors that our Board of Directors or Parent deems relevant in making such a determination. Under English law, we may only pay dividends out of our accumulated, realized profits, so far as not previously utilized by distribution or capitalization and provided that at the time of payment of the dividend, the amount of our net assets is not less than the total of our called-up share capital and undistributable reserves. In addition, as a holding company, we will be dependent upon the ability of our Affiliates to generate earnings and cash flows and distribute them to us so that we may pay dividends to our shareholders. The ability of our Affiliates to distribute cash to OMUS will be subject to their operating results, cash requirements and financial condition, the applicable provisions of governing law which may limit the amount of funds available for distribution, their compliance with covenants and financial ratios related to existing or future indebtedness, and their other agreements with third parties. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our ordinary shares.
Some of our directors are employees of our Parent.
As of the date of this prospectus, a majority of our directors have been designated to our Board of Directors by our Parent. Three of these directors are officers or employees of our Parent. Because of each of these three director’s positions as an officer or employee of our Parent, these three directors may own substantial amounts of shares of our Parent. Ownership interests of these three directors in shares of our Parent, or service of certain of our directors as officers or employees of our Parent, may create, or may create the appearance of, conflicts of interest when a director is faced with a decision that could have different implications for the two companies. These potential conflicts could arise, for example, over matters such as the desirability of an acquisition opportunity, employee retention or recruiting, capital management or our dividend policy and could result in OMAM taking actions that are in the best interests of our Parent but not our other shareholders. Our Board of Directors has authorized any conflict of interest that any director appointed to our Board of Directors by our Parent from time to time may have with respect to any position held, or other interest, in any member of our Parent’s group of companies. Notwithstanding any such conflict, directors appointed to our Board of Directors by our Parent are entitled to receive all information provided to, and participate fully in all deliberations and participate in any vote of, our Board of Directors, for all matters.
Our separation from our Parent could have a negative impact on our business and results of operations due to our Parent’s strong brand and reputation.

Prior to the initial public offering, we benefitted from being a wholly-owned subsidiary of our Parent and a member of our Parent’s group of companies as we believe the association has provided us with preferred status among a variety of service providers, vendors and others due to our Parent’s globally recognized brand, perceived high quality products and services and strong capital base and financial strength. In connection with the initial public offering, we entered into an intellectual property license agreement with our Parent and, solely for the intellectual property owned by it applicable to the agreement, Old Mutual Life Assurance Company (South Africa) Ltd., or OMLACSA, which we refer to as the Intellectual Property Agreement. Pursuant to the Intellectual Property Agreement, our Parent and OMLACSA have granted us a limited, non-exclusive, fully paid-up, royalty-free, non-transferable, non-sublicensable license to use certain trademarks, servicemarks, names and logos, including the names “Old Mutual”, “OM” and the “OM 3 anchor design logo” with respect to our business worldwide, subject to certain exceptions set forth in the Intellectual Property Agreement. The license term is through the period ending six months after the date on which our Parent ceases to directly or indirectly own a majority of our outstanding ordinary shares; provided, however that under the Intellectual Property Agreement, our Parent and OMLACSA have given us a perpetual right (i) to use the name “OM Asset Management” as all or part of our corporate or trade names, (ii) to use “OMAM” in all or part of our corporate or trade names, businesses and activities, including in any advertising or promotional materials, and as a ticker symbol and (iii) to use omam.com as a website and an email address. After this license expires, we must cease using the licensed intellectual property (other than as described above and in the Intellectual Property Agreement) and any benefits that we derived from the use of the “Old Mutual” brand name and logo will likely be diminished or eliminated.
In addition, certain of our Parent’s other affiliates have established investment advisory and other investment-advisory related relationships with our Affiliates pursuant to which our Affiliates derive revenue. For the year ended December 31, 2015, our Parent and its subsidiaries (other than OMAM and our Affiliates) contributed less than 2% of total ENI revenue including equity-accounted Affiliates. We cannot predict whether these relationships would continue when we are no longer a majority-owned subsidiary of our Parent.
The separation from our Parent could adversely impact our relationships with certain of our current or potential business partners as we may no longer be viewed as a part of our Parent’s group of companies. If we no longer are entitled to benefit from the relationship with our Parent, we may not be able to obtain certain services at the same level or obtain the same benefit through new, independent relationships with third-party vendors. Likewise, we may not be able to replace the service and arrangement in a timely manner or on terms and conditions, including cost, as favorable as those we previously have received as a subsidiary of our Parent. Some third parties may re-price, modify or terminate their vendor relationships with us now that we are no longer a wholly-owned subsidiary of our Parent.
The risks relating to our separation from our Parent could materialize or evolve at any time and we cannot accurately predict the impact that our separation from our Parent will have on our business and the businesses of our Affiliates, distribution partners, service providers, vendors and other business partners.
Risks Related to the Offering
The completion of the Repurchase Transaction is subject to conditions and there can be no assurance that the Repurchase Transaction will occur.
The completion of this offering is not conditioned upon the closing of the Repurchase Transaction. Accordingly, the possibility exists that this offering will be completed and the Repurchase Transaction will not have been completed, for example due to the failure to satisfy or waive one or more closing conditions to the Repurchase Transaction. In such circumstances, the ordinary shares that would otherwise have been repurchased by us in the Repurchase Transaction would remain owned by the Selling Shareholder, which would increase the Selling Shareholder’s proportionate share of our outstanding ordinary shares above what it would have been had the Repurchase Transaction been completed. In addition, in such a circumstance, the number of ordinary shares outstanding immediately following this offering would be higher than it would be if the Repurchase Transaction were to have been completed. Finally, to the extent we sought to repurchase our ordinary shares through other means, we might face higher repurchase costs.

The trading price of our ordinary shares may be volatile, and you may not be able to sell your ordinary shares at or above the offering price.
The trading price and volume of our ordinary shares may be highly volatile and could be subject to wide fluctuations in response to various factors. Some of the factors that may cause the trading price and volume of our ordinary shares to fluctuate include:

•
fluctuations in our annual or quarterly financial results, level of net client cash inflows or outflows or our AUM or the annual or quarterly financial results of companies perceived to be similar to us;

•	changes in, or a failure to meet, estimates of our financial results or changes in recommendations by securities analysts;

•	low number of ordinary shares available for public trading;

•	the entrance into the market and success of new competitors;

•	our acquisition or disposition of Affiliates;

•	our ability to hire and retain qualified personnel, including key personnel;

•	changes in the regulatory environment related to our business and industry;

•	litigation or regulatory actions involving us;

•	investors’ general perception of us or the investment management industry generally;

•	performance of our Affiliates’ investment products on an absolute basis or relative to benchmarks or peers;

•	publication of research reports about us or the investment management industry, or the failure of securities analysts to cover our ordinary shares after this offering;

•	adverse market reactions to any indebtedness we have incurred or additional indebtedness we may incur or securities we may issue in the future;

•	actions by shareholders;

•	changes in market valuations of similar companies;

•	changes in general economic, industry and market conditions; and

•	regulatory compliance costs.
In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our ordinary shares could decline for reasons unrelated to our business, financial condition or results of operations. The price of our ordinary shares may be impacted by changes in securities prices to a greater extent than businesses outside of our industry. This is because as securities prices in general decline, the price of our ordinary shares may be impacted not only by this general decline but also by the impact of the general decline on our assets under management and revenue.
Some companies that have had volatile market prices for their securities have had securities class actions filed against them. If a lawsuit were filed against us, regardless of its merits or outcome, it likely would result in substantial costs and divert management’s attention and resources. This could have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS
All of the ordinary shares offered by this prospectus supplement are being sold by the Selling Shareholder. The Selling Shareholder in this offering is OM Group (UK) Limited, a subsidiary of Old Mutual plc, our Parent. We will not receive any proceeds from the sale of ordinary shares in this offering, including from any exercise by the underwriters of their option to purchase additional shares. For information about the Selling Shareholder, see “Certain Relationships and Related Party Transactions—Relationship with our Parent and OMGUK” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus.

DIVIDEND POLICY
Our current dividend policy targets a dividend payout in the range of 25% of ENI, subject to maintaining a sustainable quarterly dividend per share. Any declaration of dividends will be at the discretion of our Board of Directors and subject to the approval of our Parent (for so long as it is required under the Shareholder Agreement), and will depend on our financial condition, earnings, cash needs, regulatory constraints, capital requirements and any other factors that our Board of Directors or Parent deems relevant in making such a determination. Under English law, we may only pay dividends out of our accumulated, realized profits, so far as not previously utilized by distribution or capitalization and provided that at the time of payment of the dividend, the amount of our net assets is not less than the total of our called-up share capital and undistributable reserves. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on-hand and any funds we receive from our subsidiaries, including OMUS. Therefore, there can be no assurance that we will pay any dividends in the future to holders of our ordinary shares, or as to the amount of any such dividends.

As of the date of this prospectus supplement, during 2016, four quarterly interim dividends were declared, each in the amount of $0.08 per ordinary share. Interim quarterly dividends were declared on February 2, 2016, April 28, 2016, August 3, 2016 and November 1, 2016. The quarterly interim dividends declared on each of February 2, 2016, April 28, 2016 and August 3, 2016 were paid to OMAM shareholders of record as of the close of business on March 18, 2016, June 11, 2016 and September 16, 2016, respectively.

The quarterly interim dividend declared on November 1, 2016 is expected to be paid on December 30, 2016 to OMAM shareholders of record as of the close of business on December 16, 2016. Investors purchasing shares in this offering will not receive this quarterly interim dividend on December 30, 2016.

CAPITALIZATION
The following table presents our capitalization as of September 30, 2016, on an actual basis. The following table does not give effect to the Repurchase Transaction. This offering will have no impact on the capitalization of OMAM.
You should read this table together with “Use of Proceeds” and the sections of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Consolidated Financial Statements and notes thereto contained in our 2015 Form 10-K and our Third Quarter Form 10-Q.

September 30, 2016
Actual (unaudited)
($ in millions)
Cash and cash equivalents	$150.8
Revolving credit facility	—
4.80% Senior Notes due 2026	271.5
5.125% Senior Notes due 2031	120.7
Shareholders’ equity
Shareholders’ equity	213.2
Non-controlling interests	6.6
Total shareholders’ equity	219.8
Total Capitalization	$762.8

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR
HOLDERS OF ORDINARY SHARES
The following discussion addresses the material U.S. federal tax consequences to us of the Reorganization and to the beneficial owners (referred to in this discussion as “holders”) of our ordinary shares of acquiring, holding, and disposing of our ordinary shares.
The discussion below is based upon the provisions of the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and other official guidance and court decisions, all as currently in effect, as well as the Treaty. These authorities are subject to change, possibly on a retroactive basis. No ruling is intended to be sought from the IRS with respect to the Reorganization or this offering, and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences described herein or that such a contrary position would not be sustained. This discussion is not a complete analysis of all the potential U.S. federal income tax consequences related to this offering. In addition, this discussion does not address any state, local or foreign tax consequences of this offering or, except as specifically set forth herein, any U.S. federal tax consequences of this offering other than U.S. federal income tax consequences, such as estate and gift tax consequences.
PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY INCOME TAX OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF OUR ORDINARY SHARES ARISING UNDER THE LAWS OF THE U.S., ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION, OR UNDER ANY APPLICABLE TAX TREATY.
Tax Consequences of the Reorganization and this Offering
Tax Consequences of the Reorganization
Tax Residence of OMAM
Under current U.S. federal income tax law, a corporation generally will be considered to be resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, because we are a company incorporated in England and Wales, we generally will be classified as a foreign corporation (and, therefore, a non-U.S. tax resident).
Section 7874 of the Code, however, contains rules that could result in adverse U.S. federal income tax consequences for us. Section 7874 of the Code and implementing Treasury Regulations and IRS guidance are relatively new, their application is complex and their interpretation is evolving (including through recently promulgated final Treasury Regulations). If these rules applied, we could be liable for substantial additional U.S. federal income taxes than otherwise would be the case.

Under section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, a U.S. tax resident and subject to U.S. federal income tax on its worldwide income) when (i) the foreign corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (including the indirect acquisition of assets by acquiring all the outstanding shares of the U.S. corporation), (ii) after the acquisition, the stockholders of the acquired U.S. corporation hold at least 80% (by vote or value) of the shares of the foreign corporation by reason of holding shares of the acquired U.S. corporation, excluding for this purpose stock owned by members of the “expanded affiliated group” (as defined below) including the foreign corporation, and (iii) after the acquisition, the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities. For this purpose, “expanded affiliated group” means one or more chains of corporations including the foreign corporation that are connected through stock ownership with a common parent corporation, provided that the common parent owns directly stock in at least one other corporation in the group that possesses more than 50 percent of the total voting power, and has a value equal to more than 50 percent of the total value, of the stock of such corporation (the “50% ownership test”) and stock of each corporation in the group (except the common parent) satisfying the 50% ownership test is owned directly by one or more of the other corporations in the group. If we were treated as a U.S. corporation under this rule, we could be subject to material additional U.S. federal income tax than otherwise would be the case.
Pursuant to the Reorganization, OMAM indirectly acquired all of OMUSH’s assets through the acquisition of shares of OMUSH common stock. As a result, for OMAM to avoid being treated as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code, after the Reorganization (including for this purpose all transactions treated as part of a plan or series of related transactions with respect to the Reorganization) either (i) the former stockholder of OMUSH i.e., OMGUK, must have owned (within the meaning of section 7874 of the Code) less than 80% (by both vote and value) of OMAM’s ordinary shares by reason of holding shares in OMUSH prior to the Reorganization or (ii) OMAM must have conducted substantial business activities in the United Kingdom after the Reorganization (taking into account the activities of OMAM’s expanded affiliated group) (the “substantial business activities test”).
Based on the rules for determining share ownership under section 7874 of the Code, specifically, the rule that excludes shares of OMAM owned by OMGUK due to OMGUK being a member of the expanded affiliated group that includes OMAM, we believe that OMGUK should be treated as owning less than 80% (by both vote and value) of the shares in OMAM by reason of its ownership of shares in OMUSH prior to the Reorganization. As a result, OMAM should be treated as a foreign corporation for U.S. federal tax purposes under section 7874 of the Code, and the remainder of this disclosure assumes such treatment. We cannot assure you that the IRS will agree with the analysis set forth above, however. In addition, there have been legislative proposals to expand the scope of U.S. corporate tax residence and there could be prospective or retroactive changes to section 7874 or the U.S. Treasury regulations thereunder or other official guidance that could result in OMAM being treated as a U.S. corporation.
Limitation on Utilization of Tax Attributes
Section 7874 of the Code also can limit the ability of an acquired U.S. corporation and its U.S. affiliates to utilize certain U.S. tax attributes, such as net operating losses, to offset U.S. taxable income resulting from certain transactions, in certain situations. These limitations generally apply if:

•
a foreign corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (including the indirect acquisition of assets by acquiring all the outstanding shares of the U.S. corporation);

•
after the acquisition, at least 60% of the acquiring foreign corporation’s stock (by vote or value) is considered to be held by former shareholders of the acquired U.S. corporation by reason of holding stock of such U.S. corporation (excluding for this purpose stock owned by the expanded affiliated group including the foreign corporation); and

•
the expanded affiliated group which includes the acquiring foreign corporation does not have substantial business activities in the country in which the acquiring foreign corporation is created or organized.

If these requirements were met, section 7874 of the Code would generally impose a minimum level of tax on any “inversion gain” of OMUSH and related U.S. persons (within the meaning of section 7874 of the Code) after the Reorganization. Generally, inversion gain is defined as (i) the income or gain recognized by reason of the transfer of property to a foreign related person during the 10-year period following the acquisition, and (ii) any income received or accrued during such period by reason of a license of any property by OMUSH and related U.S. persons to a foreign related person. In general, the effect of this provision is to deny the use of net operating losses, certain tax credits or other tax attributes to offset the inversion gain.
As discussed above, pursuant to the Reorganization, OMAM indirectly acquired all of OMUSH’s assets through the acquisition of shares of OMUSH common stock in the Reorganization. As a result, for OMUSH to avoid the limitations on the use of its tax attributes against its “inversion gain” under section 7874 of the Code, after the Reorganization, either (i) the former stockholders of OMUSH, i.e., OMGUK, must have owned (within the meaning of section 7874 of the Code) less than 60% (by both vote and value) of OMAM’s ordinary shares by reason of holding shares in OMUSH, excluding for this purpose stock owned by members of the expanded affiliated group including OMAM, or (ii) OMAM must have satisfied the “substantial business activities test”.
Based on the rules for determining share ownership under section 7874 of the Code and, specifically, the rule that excludes shares of OMAM owned by OMGUK due to OMGUK being a member of the expanded affiliated group that includes OMAM, we believe that OMGUK should be treated as owning less than 60% (by both vote and value) of the shares in OMAM by reason of its ownership of shares in OMUSH prior to the Reorganization. As a result, OMUSH’s ability to utilize its tax attributes to offset its inversion gain should not be limited under section 7874 of the Code, and the remainder of this disclosure assumes such treatment. We cannot assure you that the IRS will agree with the analysis set forth above, however. In addition, there have been legislative proposals to expand the scope of U.S. corporate tax residence and there could be prospective or retroactive changes to section 7874 of the Code or the U.S. Treasury regulations thereunder or other official guidance that could result in a limitation on OMUSH’s ability to utilize its tax attributes against its inversion gain.
If OMUSH were limited in its ability to utilize its tax attributes under section 7874 of the Code, the U.S. consolidated group that includes OMUSH would owe potentially more U.S. tax due to the inability to utilize these tax attributes, but there would likely be a corresponding reduction in the obligation of OMAM to make payments under the deferred tax asset deed in the same or subsequent periods. For further discussion of the deferred tax asset deed, see “Certain Relationships and Related Party Transactions—Relationship with Our Parent and OMGUK—Deferred Tax Asset Deed” in our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 and incorporated by reference into this prospectus supplement and the accompanying base prospectus.
Tax Consequences of the Offering
This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular holder of our ordinary shares in light of that holder’s particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including without limitation:

•	dealers in securities;

•	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	financial institutions, underwriters, insurance companies, real estate investment trusts, regulated investment companies;

•	broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method;

•	holders who hold our ordinary shares as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transactions or other risk reduction transaction;

•	holders who purchase or sell securities as part of a wash sale for tax purposes;

•	holders who acquire their ordinary shares pursuant to the exercise of employee options or otherwise as compensation;

•	holders liable for the alternative minimum tax;

•	except as specifically set forth below, U.S. holders that actually or constructively own 10% or more of the total combined voting power of our outstanding shares of stock;

•	except where noted, holders who do not hold our ordinary shares as capital assets within the meaning of section 1221 of the Code, which generally means property held for investment; or

•	holders whose functional currency is not the U.S. dollar.
Accordingly, we urge prospective investors to consult with their own tax advisers regarding the federal, state, local and other tax considerations of acquiring, holding and disposing of our ordinary shares.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons who hold their ordinary shares through such entities for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership (or member in such other entity) generally will depend upon the status of the partner and the activities of the partnership. Any partner in a partnership holding our ordinary shares should consult its own tax advisers.
Tax Consequences to U.S. Holders of Our Ordinary Shares
The discussion set forth below with respect to U.S. holders (as defined below) is applicable only to U.S. holders (i) who are residents of the U.S. for purposes of the current income tax treaty between the United Kingdom and the U.S. (the “Treaty”), (ii) whose ordinary shares are not, for purposes of the Treaty, effectively connected with such U.S. holder’s permanent establishment in the United Kingdom and (iii) who otherwise qualify for the full benefits of the Treaty. As used herein, the term “U.S. holder” means a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

•	a citizen or resident of the U.S.;

•	a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) the trust is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Characterization of OMAM as a “Controlled Foreign Corporation” for U.S. Federal Income Tax Purposes

There is a possibility that we will be classified as a “controlled foreign corporation”, or CFC, for U.S. federal income tax purposes. We will generally be classified as a CFC if more than 50% of our outstanding shares, measured by reference to voting power or value, are owned (directly, indirectly or by attribution) by “10% U.S. Shareholders.” For this purpose, a “10% U.S. Shareholder” is any U.S. person that owns directly, indirectly or by attribution, 10% or more of the voting power of our outstanding ordinary shares. If we are classified as a CFC, a 10% U.S. Shareholder may be subject to U.S. federal income taxation at ordinary income tax rates on all or a portion of our undistributed earnings and profits attributable to certain categories of passive income and certain other income described in Subpart F of the Code, and may also be subject to U.S. federal income taxation at ordinary income tax rates on any gain realized on a sale of ordinary shares, to the extent of our current and accumulated earnings and profits attributable to such shares. The CFC rules are complex and U.S. holders that are, or may be, 10% U.S. Shareholders are urged to consult their own tax advisors regarding the possible application of the CFC rules to them in their particular circumstances. Based on our understanding of the direct and indirect ownership of our ordinary shares, we do not believe that we should be classified as a CFC, and the remainder of this discussion assumes that we will not be classified as a CFC for U.S. federal income tax purposes but no assurances can be offered in this regard.
Taxation of Dividends
Subject to the PFIC rules discussed below, the gross amount of cash distributions on our ordinary shares will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. However, we do not currently maintain, and do not intend to maintain, calculations of our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. holder should expect that a distribution generally will be treated as a dividend. Such dividends will be includable in a U.S. holder’s gross income as ordinary income on the day actually or constructively received by the U.S. holder. Such dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.
Subject to the PFIC rules discussed below, certain dividends received by non-corporate U.S. holders, from a qualified foreign corporation (such dividends, “qualified dividend income”) may be subject to reduced rates of taxation. Dividends on our ordinary shares will be treated as qualified dividend income if (1) either (a) we are eligible for the benefits of a comprehensive income tax treaty with the U.S. that the U.S. Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision (such as the Treaty, which the U.S. Treasury Department has determined meets these requirements), or (b) our ordinary shares are considered to be readily tradable on an established securities market in the U.S. (which, based on guidance from the U.S. Treasury Department, should be the case with respect to our ordinary shares, which are listed on the NYSE, although there can be no assurance in this regard), (2) the U.S. holder has held our ordinary shares for at least 61 days of the 121-day holding period beginning on the date which is 60 days before the ex-dividend date (with any days during which the U.S. holder has diminished the U.S. holder’s risk of loss with respect to our ordinary shares not being counted towards satisfaction of the holding period requirement), (3) the U.S. holder does not elect to treat the dividend income as “investment income” pursuant to section 163(d)(4) of the Code (dealing with the deduction for investment interest expense), and (4) the U.S. holder is not obligated to make related payments with respect to positions in substantially similar or related property.
Distributions in excess of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of (and will reduce, but not below zero) the U.S. holder’s adjusted tax basis in our ordinary shares, and thereafter as capital gain, which will be either long-term or short-term depending on whether the U.S. holder’s holding period in our ordinary shares exceeded one year.
It is possible that we are, or at some future time we will be, at least 50% owned by U.S. persons. Dividends paid by a foreign corporation that is at least 50% owned by U.S. persons may be treated as U.S. source income (rather than foreign source income) for foreign tax credit purposes to the extent the foreign corporation has more than an insignificant amount of U.S. source income. The effect of this rule may be to treat a portion of any dividends paid by us as U.S. source income, which may affect the calculation of a U.S. holder’s foreign tax credit. The rules related to foreign tax credits are complex, and U.S. holders should consult their own tax advisors regarding the calculation of such amounts.

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the exchange rate in effect on the date the dividend is includible in the U.S. holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. holder includes the dividend payment in income to the date such U.S. holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss. That currency exchange income or loss (if any) generally will be income or loss from U.S. sources for foreign tax credit limitation purposes.
Taxation of Capital Gains
Subject to the PFIC rules discussed below, a U.S. holder that sells or otherwise disposes of our ordinary shares will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized in respect of such disposition and such holder’s adjusted tax basis in such ordinary shares. For U.S. holders of our ordinary shares, such holder’s adjusted tax basis in such shares generally will equal the amount paid in respect thereof, and its holding period will begin on the date of acquisition. Capital gain of a non-corporate U.S. holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to significant limitations. Such capital gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.
Medicare Tax
A U.S. holder of our ordinary shares that is an individual, an estate, or a trust that does not fall into a special class of trusts that are exempt for these purposes, will be subject to a 3.8% tax on the lesser of (i) the U.S. holder’s “net investment income” for the relevant taxable year and (ii) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income generally will include its dividend income and its net gains from the disposition of our ordinary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to income and gains in respect of an investment in our ordinary shares.
PFIC Rules
The treatment of U.S. holders of our ordinary shares in some cases could be materially different from that described above if, at any relevant time, we are treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes.
For U.S. federal income tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (i) 75% or more of its gross income for such taxable year is “passive income” (as defined for such purposes) or (ii) 50% or more of the value of the assets held by such corporation (based on an average of the quarterly values of the assets) during such taxable year is attributable to assets that produce passive income or that are held for the production of passive income. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% (by value) of the stock. In addition, a “start-up” exception provides that a newly-formed foreign corporation will not be treated as a PFIC even if it meets the passive income and asset tests described above for its first taxable year so long as, in general, the foreign corporation is not expected to and actually does not meet such tests for any of the following two taxable years.

We do not believe that we are currently a PFIC and we do not anticipate becoming a PFIC in the forseeable future, taking into account the income and assets of OMUSH (of which we will own in excess of 25%), the expected treatment of intercompany interest income for purposes of these rules, and the start-up exception described above; however, no assurances can be offered in this regard. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to accurately predict future income and assets relevant to this determination and no ruling from the IRS or opinion of counsel has been or will be sought with respect to PFIC status. The determination of whether we are a PFIC depends on our particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets, the treatment of intercompany interest income, etc.) and may also be impacted by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our ordinary shares and (b) the composition of our income and assets, which will be impacted by how, and how quickly, we spend any cash that is raised in any financing transaction. If we should determine that we are a PFIC, we will attempt to notify U.S. holders, although there can be no assurance that it will be able to do so in a timely and complete manner. If we are a PFIC for any taxable year during which a U.S. holder holds our ordinary shares, we generally will continue to be treated as a PFIC with respect to such U.S. holder for all succeeding taxable years during which such holder holds our ordinary shares, although a U.S. holder may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to our ordinary shares after we have ceased being treated as a PFIC. If we were treated as a PFIC, then, unless a U.S. holder elects to be taxed annually on a mark-to-market basis with respect to our ordinary shares, gain realized on any sale or other disposition of such shares and certain distributions with respect to such shares could be subject to additional U.S. federal income taxes, plus an interest charge on certain taxes treated as having been deferred under the PFIC rules. In addition, if we are treated as a PFIC with respect to such U.S. holder either in the taxable year of the dividend or the preceding taxable year, dividends that a U.S. holder receives from us would not be eligible for the reduced U.S. federal income tax rates applicable to certain dividends received from qualified foreign corporations, but instead would be subject to U.S. federal income tax rates applicable to ordinary income.
If we are a PFIC, a U.S. holder would be subject to potentially onerous additional U.S. federal income tax filing obligations with respect to our ordinary shares and, in the event that the U.S. holder does not comply with such filing obligations with respect to a tax year, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related tax year may not close before the date which is three years after the date on which such information is filed.
Tax Consequences to Non-U.S. Holders of Our Ordinary Shares
The discussion set forth below is limited to non-U.S. holders of our ordinary shares. The term “non-U.S. holder” means a beneficial owner of our ordinary shares that is neither a U.S. holder nor a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes).
Taxation of Dividends
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on dividends received with respect to our ordinary shares unless: (i) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States); or (ii) such non-U.S. holder is subject to backup withholding, as described more fully below.
Taxation of Capital Gains
Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on a sale or other taxable disposition of our ordinary shares unless:

•
the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business in the U.S., and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed place of business that the non-U.S. holder maintains in the U.S., or

•	the non-U.S. holder is an individual, holds the ordinary shares as a capital asset, is present in the U.S. for 183 or more days in the taxable year of the sale, and certain other conditions exist.
Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates generally in the same manner as if such holder were a U.S. holder. A non-U.S. holder that is a non-U.S. corporation (or non-U.S. entity treated as a corporation for U.S. federal income tax purposes) also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by U.S. source capital losses (even though the individual is not considered a resident of the U.S.), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Backup Withholding and Information Reporting
The amounts of any dividend payments made to a non-corporate U.S. holder of our ordinary shares within the United States and any proceeds received from the sale or other taxable disposition of our ordinary shares effected within the United States by a U.S. holder may be subject to information reporting to the IRS. Backup withholding (currently at a rate of 28%) may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the U.S. holder’s broker or other applicable withholding agent) or to otherwise establish its exemption from backup withholding.
In general, the payment of dividends or the proceeds received from the sale or other taxable disposition of our ordinary shares to a non-U.S. holder by a U.S. paying agent or other U.S. intermediary may be subject to information reporting, unless the non-U.S. holder certifies under penalties of perjury that it is a non-United States person and neither we nor our paying agent have actual knowledge to the contrary. In addition, backup withholding may apply to such payments if such non-U.S. holder fails to provide the certification on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or IRS Form W-8ECI, if applicable) (or successor forms), does not otherwise provide evidence of exempt status or we or our paying agent have actual knowledge, or reason to know, to the contrary.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a holder’s U.S. federal income tax liability, or refunded to such holder, provided the required information is timely furnished to the IRS.
Certain individual U.S. holders (and to the extent specified in applicable U.S. Treasury regulations, certain U.S. holders that are entities and certain non-U.S. holders) holding “specified foreign financial assets” (as defined in section 6038D of the Code) whose aggregate value exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher amounts as prescribed by applicable U.S. Treasury regulations) are required to report information relating to their ownership of such assets for each such taxable year to the IRS, by attaching a completed IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for such taxable year.
Specified foreign financial assets would include, among other assets, our ordinary shares that are owned by a U.S. holder, unless the ordinary shares are held in an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related tax year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of our ordinary shares.

Foreign Account Tax Compliance Act
Provisions under the Code and Treasury regulations thereunder, commonly referred to as “FATCA,” may impose a 30% withholding tax on certain “withholdable payments” and “foreign passthru payments” (each as defined in the Code) made by a “foreign financial institution” (as defined in the Code) that has entered into an agreement with the Internal Revenue Service to perform certain diligence and reporting obligations with respect to the foreign financial institution’s accounts (each such foreign financial institution, a “Participating Foreign Financial Institution”). If we were treated as a foreign financial institution and become a Participating Foreign Financial Institution, such withholding may be imposed on payments on our ordinary shares (to the extent such payments are considered foreign passthru payments) to any foreign financial institution (including an intermediary through which a holder may hold ordinary shares) that is not a Participating Foreign Financial Institution or any other investor who does not provide information sufficient to establish that the investor is not subject to withholding under FATCA, unless such foreign financial institution or investor is otherwise exempt from FATCA. The term “foreign passthru payment” is not yet defined and it is therefore not clear whether or to what extent payments on the ordinary shares would be considered foreign passthru payments. Withholding on foreign passthru payments would not be required with respect to payments made before the later of January 1, 2019 or the publication date of final Treasury Regulations defining the term foreign passthru payment. The United States has entered into intergovernmental agreements with the United Kingdom and other jurisdictions that will modify the FATCA withholding regime described above. It is not yet clear how these intergovernmental agreements will address foreign passthru payments and whether such intergovernmental agreements may relieve foreign financial institutions of any obligation to withhold on foreign passthru payments. Prospective investors should consult their tax advisors regarding the potential impact of FATCA, or any intergovernmental agreement or non-U.S. legislation implementing FATCA, on their investment in the ordinary shares.
FATCA IS PARTICULARLY COMPLEX AND ITS APPLICATION TO OMAM, THE ORDINARY SHARES AND THE HOLDERS IS SUBJECT TO CHANGE. EACH HOLDER OF ORDINARY SHARES SHOULD CONSULT ITS OWN TAX ADVISOR TO OBTAIN A MORE DETAILED EXPLANATION OF FATCA AND TO LEARN HOW FATCA MIGHT AFFECT EACH HOLDER IN ITS PARTICULAR CIRCUMSTANCE.
The preceding discussion is not tax advice. Each prospective investor should consult the prospective investor’s own tax adviser regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our ordinary shares, including the consequences of any proposed change in applicable laws.

MATERIAL UNITED KINGDOM TAX CONSIDERATIONS FOR
HOLDERS OF ORDINARY SHARES
The following statements do not constitute tax advice and are intended only as a general guide to current United Kingdom law and HMRC published practice, which may not be binding on HMRC, as at the date of this document (which are both subject to change at any time, possibly with retrospective effect). They relate only to certain limited aspects of the United Kingdom tax treatment of the beneficial owners of the ordinary shares which will form part of this offering (the “holders”) and are intended to apply only to holders who are resident only in the United Kingdom for United Kingdom tax purposes (unless the context requires otherwise) and, if individuals, who are domiciled in the United Kingdom and to whom split-year treatment does not apply and who are and will be the absolute beneficial owners of the ordinary shares (otherwise than through an Individual Savings Account or a Self-Invested Personal Pension) and who hold, and will hold, the ordinary shares through the Depository Trust Company as investments (and not as securities to be realised in the course of a trade). They are not exhaustive and may not apply to certain holders, such as dealers in securities, broker dealers, insurance companies and collective investment schemes, holders who are exempt from taxation and holders who have (or are deemed to have) acquired the ordinary shares by virtue of an office or employment. Such persons may be subject to special rules. This summary does not address any inheritance tax considerations.
Prospective purchasers of the ordinary shares who are in any doubt as to their tax position, or who are subject to tax in any jurisdiction other than the United Kingdom, should consult an appropriate professional adviser.
Taxation of Dividends
General
OMAM is not required to make any withholding or deduction for or on account of United Kingdom tax in respect of dividends on the ordinary shares.
Individual Holders
The Finance Act 2016 changed the tax treatment of dividends paid to individuals within the charge to United Kingdom income tax, with effect in relation to dividends paid on or after 6 April 2016. The following summary does not address the tax treatment of dividends paid before that date.

A holder who is an individual within the charge to United Kingdom income tax will not be subject to income tax on a dividend received from the Company if the total amount of dividend income received by the holder in the tax year (including any dividends from the Company) does not exceed a dividend allowance of £5,000, which will be taxed at a nil rate (the “Dividend Allowance”).
In determining the income tax rate or rates applicable to a United Kingdom resident individual holder’s taxable income, dividend income is treated as the highest part of the holder’s income. Dividend income that falls within the Dividend Allowance will count towards the basic or higher rate limits (as applicable). This may affect the rate of tax due on any dividend income in excess of the Dividend Allowance.

To the extent that a United Kingdom resident individual holder’s dividend income for the tax year exceeds the Dividend Allowance and, when treated as the highest part of the holder’s income, falls above the holder’s personal allowance but below the basic rate limit, the holder will be subject to tax on that dividend income at the dividend basic rate of 7.5%. To the extent that such dividend income falls above the basic rate limit but below the higher rate limit, the holder will be subject to tax on that dividend income at the dividend upper rate of 32.5%. To the extent that such dividend income falls above the higher rate limit, the holder will be subject to tax on that dividend income at the dividend additional rate of 38.1%.

Corporate Holders
Holders within the charge to United Kingdom corporation tax which are “small companies” (for the purposes of United Kingdom taxation of dividends) will not generally expect to be subject to tax on dividends from the Company.
Other holders within the charge to United Kingdom corporation tax will not be subject to tax on dividends (including dividends from the Company) so long as the dividends fall within an exempt class and certain conditions are met. For example: dividends paid to a person holding less than 10% of the issued share capital of the payer (or any class of that share capital) are generally dividends that fall within an exempt class subject to the application of relevant anti-avoidance rules.
Holders Resident outside the United Kingdom
Where a holder resident for tax purposes outside the United Kingdom carries on a trade, profession or vocation in the United Kingdom and the dividends are a receipt of that trade or, in the case of corporation tax, the ordinary shares are held by or for a United Kingdom permanent establishment through which a trade is carried on, the holder may be liable to United Kingdom tax on dividends paid by the Company.
Taxation of Chargeable Gains
Individual Holders
A disposal of the ordinary shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom capital gains tax, depending on the circumstances and subject to any available exemption or relief. The rate of capital gains tax on shares is generally 10% for individuals who are subject to income tax at the basic rate and 20% to the extent that an individual’s chargeable gains, when aggregated with his or her income chargeable to income tax, exceeds the basic rate band for income tax purposes.
Corporate Holders
Where a holder is within the charge to corporation tax, including cases where it is not resident (for tax purposes) in the United Kingdom, a disposal of the ordinary shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom corporation tax, depending on the circumstances and subject to any available exemption or relief. Indexation allowance may reduce the amount of chargeable gain that is subject to corporation tax, but may not create or increase any allowable loss.
Holders Resident outside the United Kingdom
A holder that is not resident in the United Kingdom (and, in the case of an individual, is not temporarily non-resident) for United Kingdom tax purposes and whose ordinary shares are not held in connection with carrying on a trade, profession or vocation in the United Kingdom generally will not be subject to United Kingdom tax on chargeable gains on the disposal of the ordinary shares.
Stamp Duty and Stamp Duty Reserve Tax (or SDRT)
The comments in this section relating to stamp duty and SDRT apply whether or not a holder is resident or domiciled in the United Kingdom. Special rules may apply to holders such as market makers, brokers, dealers and intermediaries.

No stamp duty should be payable on the acquisition or transfer of the beneficial ownership of the ordinary shares held by a nominee for a person whose business is or includes the provision of clearance services where that acquisition or transfer is settled within the clearance service. An agreement for the transfer of such ordinary shares will also not give rise to a SDRT liability, provided that no election has been made under section 97A of the United Kingdom Finance Act 1986 which is applicable to such ordinary shares. We understand that no such election has been made by the Depository Trust Company as respects the ordinary shares.
Any instrument of transfer of the ordinary shares that are not held by a nominee for a person whose business is or includes the provision of clearance services will generally attract stamp duty at a rate of 0.5% of the amount or value of the consideration for the transfer (rounded up, if necessary, to the next multiple of £5). No stamp duty is chargeable on an instrument transferring shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds £1,000. An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will also generally be liable to SDRT at the rate of 0.5% of the amount or value of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement, or if the agreement was conditional, the date the agreement became unconditional. Where stamp duty is paid, any SDRT previously paid will be repaid on the making of an appropriate claim generally with interest.
Holders of the ordinary shares should note in particular that a redeposit of the ordinary shares into the Depository Trust Company system, including by means of a transfer into a depositary receipt system, will generally attract United Kingdom stamp duty and/or United Kingdom stamp duty reserve tax at the higher rate of 1.5%.

UNDERWRITING
Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Evercore Group L.L.C. are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement among OMAM, the Selling Shareholder and the underwriters, the Selling Shareholder has agreed to sell to the underwriters, and each of the underwriters has agreed, severally, and not jointly, to purchase from the Selling Shareholder, the number of ordinary shares set forth opposite its name below.

Underwriters	Number of Ordinary Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Evercore Group L.L.C.
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
OMAM and the Selling Shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us and the Selling Shareholder that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $          per share. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the public offering price, underwriting discount and proceeds before expenses to the Selling Shareholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the Selling Shareholder	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at approximately $  million and are payable by us and the Selling Shareholder.
The underwriters have agreed to reimburse the Selling Shareholder for certain out-of-pocket and other expenses related to this offering.

Rothschild Inc., or Rothschild, has acted as independent financial advisor to the Selling Shareholder in connection with this offering. Rothschild is not acting as an underwriter in connection with this offering, and accordingly it is neither purchasing ordinary shares nor offering ordinary shares to the public in connection with this offering. Neither Rothschild nor any of its affiliates is engaged in the solicitation or distribution of this offering.
Option to Purchase Additional Ordinary shares
The Selling Shareholder has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 1,950,000 additional ordinary shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.
No Sales of Similar Securities
We, the Selling Shareholder and our executive officers and directors have agreed not to sell or transfer any ordinary shares or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares, for 60 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, in their sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements in whole or in part at any time. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly, during such 60-day period:

•	offer, pledge, sell or contract to sell any ordinary shares,

•	sell any option or contract to purchase any ordinary shares,

•	purchase any option or contract to sell any ordinary shares,

•	grant any option, right or warrant for the sale of any ordinary shares,

•	lend or otherwise dispose of or transfer any ordinary shares,

•	request or demand that we file a registration statement related to the ordinary shares, or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The lock-up provision does not apply to the ordinary shares to be sold by the Selling Shareholder in the Repurchase Transaction.
New York Stock Exchange Listing
Our ordinary shares are listed on the NYSE under the symbol “OMAM.”

Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the ordinary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. From time to time, Morgan Stanley & Co. LLC or one of its affiliates acts as our financial advisor in connection with potential strategic transactions. In addition, prior to the consummation of our initial public offering, we entered into a five year, $350 million unsecured revolving credit facility with Citibank N.A. as administrative agent and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunners and joint lead arrangers. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources and Liquidity—Future Capital Needs” in our Third Quarter 10-Q incorporated by reference into this prospectus supplement and the accompanying base prospectus. Certain of the underwriters in this offering were also underwriters in our initial public offering.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of this offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for OMAM or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
This prospectus supplement has been prepared on the basis that any offer of ordinary shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of ordinary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of ordinary shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for OMAM or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither OMAM nor the underwriters have authorized, nor do they authorize, the making of any offer of ordinary shares in circumstances in which an obligation arises for OMAM or the underwriters to publish a prospectus for such offer.
For the purpose of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the each Member State.

Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the ordinary shares will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the ordinary shares may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the ordinary shares with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or the ASIC, in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the ordinary shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.
The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the ordinary shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law;

d)	as specified in Section 276(7) of the SFA; or

e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Notice to Prospective Investors in Canada
The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the issuance of our ordinary shares offered hereby will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York and London, United Kingdom. Certain legal matters with respect to this offering will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP, New York, New York.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Consolidated Financial Statements of OM Asset Management plc as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audited historical financial statements of Landmark Partners, LLC and Subsidiaries included in OM Asset Management plc’s Current Report on Form 8-K/A dated November 2, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” information from other documents that we have filed with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.
We incorporate by reference into this prospectus supplement the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed on March 15, 2016;

•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016 filed on May 10, 2016, the quarter ended June 30, 2016 filed on August 9, 2016 and the quarter ended September 30, 2016, filed on November 9, 2016;

•
our Current Reports on Form 8-K filed on February 4, 2016 (solely limited to Item 8.01), February 29, 2016, March 16, 2016, May 5, 2016 (solely limited to Item 5.07), May 18, 2016, June 14, 2016 (as amended by Form 8-K/A filed on July 20, 2016), July 20, 2016 (solely limited to Item 8.01), July 25, 2016, July 29, 2016, August 1, 2016, August 4, 2016 (solely limited to Item 5.02), August 23, 2016 (as amended by Form 8-K/A filed on November 2, 2016) and December 12, 2016;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 6, 2016 that are deemed “filed” with the SEC under the Exchange Act; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 8, 2014.
Any statement contained in a document incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations at (617) 369-7300 or emailing at info@omam.com with a subject title “Request for Documents.” In addition, copies of any or all of the documents incorporated herein by reference may be accessed in the “Public Filings” section of the “Investor Relations” section of our website at www.omam.com.
You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying base prospectus or incorporated by reference in this prospectus supplement.

$2,000,000,000

OM Asset Management plc

DEBT SECURITIES
ORDINARY SHARES

Pursuant to a “shelf” registration statement of which this prospectus is a part, we, OM Asset Management plc, may offer and sell debt securities in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness, and/or ordinary shares. We may sell such securities from time to time together or separately in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale.

A selling shareholder may also offer ordinary shares from time to time in connection with this offering.

This prospectus describes the general terms of the securities and the general manner in which we and/or the selling shareholders will offer such securities. Each time we or a selling shareholder sells securities, we or the selling shareholder, as applicable, will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we or the selling shareholder, as applicable, will offer the securities.

The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described under “Where You Can Find More Information” carefully before you invest in our securities.

Our ordinary shares are listed on The New York Stock Exchange under the symbol “OMAM”.

Investing in our securities involves risks. See “Risk Factors” in any applicable prospectus supplement and as incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell securities described in this prospectus in one or more offerings and the selling shareholders may from time to time offer ordinary shares in one or more offerings.

This prospectus provides you with a general description of the securities we and/or the selling shareholders may offer. Each time securities are offered, we or the selling shareholder, as applicable, will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We and/or the selling shareholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents and the selling shareholders reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we or the selling shareholders, if applicable, will provide each time securities are offered, will provide the names of any underwriters, dealer or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

Unless we state otherwise or the context otherwise requires, references to “OMAM” refer to OM Asset Management plc and for all periods after our reorganization (as described in this report, which we refer to as the Reorganization), references to the “Company” refer to OMAM, and references to “we”, “our” and “us” refer to OMAM and its consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations, after giving effect to the Reorganization. For all periods prior to the Reorganization, references to the “Company” refer to Old Mutual (US) Holdings Inc., or OMUSH, a Delaware corporation and indirect, wholly owned subsidiary of OMAM, and references to “we”, “our” and “us” refer to OMUSH and its predecessors and their respective consolidated subsidiaries and equity accounted Affiliates, excluding discontinued operations. For periods subsequent to the Reorganization, references to the holding company excluding the Affiliates refer to OMAM Inc., or OMUS, a Delaware corporation and indirect, wholly owned subsidiary of OMAM. Unless we state otherwise or the context otherwise requires, references to “Affiliates” or an “Affiliate” refer to the boutique asset management firms in which we have an ownership interest, and references to our Affiliates’ sponsored investment entities are “Funds.” References to our “Parent” refer to Old Mutual plc. None of the information in this Registration Statement constitutes either an offer or a solicitation to buy or sell any of our Affiliates’ products or services, nor is any such information a recommendation for any of our Affiliates’ products or services.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, as well as all of the risk factors described in our other filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on

Form 10-K filed with the SEC on March 30, 2015 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering. The risks and uncertainties described in our SEC filings are not the only ones facing us. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. If any such event does occur, you may lose all or part of your original investment in the securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, accordingly, file annual, quarterly and current reports, proxy statements and other information, with the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy any document we have filed or may file in the future at the SEC’s public reference facility in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

We also maintain a website at www.omam.com, through which you can access our filings with the SEC. The information set forth on or accessible from our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE
We “incorporate by reference” information from other documents that we have file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of this registration statement and prior to the time that we sell all of the securities offered by this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 30, 2015;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 filed on May 15, 2015, August 14, 2015 and November 10, 2015, respectively;

•	our Current Reports on Form 8-K filed on May 5, 2015 and November 4, 2015 (solely with respect to Item 5.02);

•
the portions of our Definitive Proxy Statement on Schedule 14A filed on April 8, 2015 that are incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 only; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on October 8, 2014.

Any statement contained in a document incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations at (617) 369-7300 or emailing at info@omam.com with a subject title “Request for Documents”.
You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.
FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. These statements are only predictions.

Any forward-looking statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the initial purchasers or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these statements.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, any prospectus supplement and the documents we incorporate by reference into this prospectus. The forward-looking statements relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

THE COMPANY

We are a diversified, multi-boutique asset management firm headquartered in London, UK. We operate our business through seven affiliate firms to whom we refer in this prospectus as our Affiliates. Through our Affiliates, we offer a diverse range of actively-managed investment strategies and products to institutional investors around the globe. While our Affiliates maintain autonomy in the investment process and the day-to-day management of their businesses, our strategy is to work with them to accelerate the growth and profitability of their firms.

We are incorporated in the United Kingdom. As of December 31, 2014, we had 1,147 full-time equivalent employees, of which 92 were employees of the Company and 1,055 were employees of our Affiliates.

Our principal executive offices and registered office are located at 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom, and our telephone number is +44-20-7002-7000. Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “OMAM.” Our Internet address is https://www.omam.com. Information on or accessible through our website is not part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, the net proceeds from the sale of any securities offered under this prospectus will be used for general corporate purposes. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. In the case of a sale of ordinary shares by a selling shareholder, we will not receive any proceeds from such sale.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities from time to time in one or more series. The following description summarizes the general terms and provisions of the debt securities that we may offer pursuant to this prospectus that are common to all series. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement and any applicable free writing prospectus, which you should read. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement and any applicable free writing prospectus that may modify or replace any information below. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control.

Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued under the indenture between Wilmington Trust, National Association, as trustee, and us. An indenture is a contract between us and a financial institution acting as trustee of holders of the debt securities on behalf of the holders of the debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described later under “-Events of Default.” Second, the trustee performs certain administrative duties for us.

The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us and a trustee. We will issue the subordinated debt securities under a subordinated indenture between us and the same or another trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture, and each of the trustee under the senior indenture and the trustee under the subordinated indenture are referred to in this prospectus as the trustee. Unless otherwise specified in a prospectus supplement the debt securities will be direct unsecured obligations of OMAM.

Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See “Where You Can Find More Information,” below, for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

General

Each series of debt securities, unless otherwise specified in the prospectus supplement, will be unsecured obligations of OMAM. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

Any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

You should read the prospectus supplement for the terms of the offered debt securities, including the following:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of OMAM;

•	the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

•	the price or prices at which OMAM will offer the debt securities;

•	if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

•	the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

•
the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	if other than U.S. dollars, the currency or currencies of the debt securities;

•
whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

•	the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

•	if the denominations in which the offered debt securities will be issued are other than denominations of $1,000 or any integral multiple of $1,000;

•	the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

•	any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	any changes or additions to the events of default or covenants contained in the indenture;

•	whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	subordination provisions, if any, that will apply, to the extent different from those set forth below;

•	the form of note or other instrument representing the debt if not issued in book entry form; and

•	any other terms of the debt securities.

Covenants

The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

•	a change of control;

•	the incurrence of liens; and

•	mergers and consolidations involving us and our subsidiaries.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of debt securities. See “-Resignation of Trustee,” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries.

If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

•	if we fail to pay when due any amounts on any senior indebtedness;

•	if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

•	in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

•	the type of securities into which it may be converted or exchanged;

•	the conversion price or exchange ratio, or its method of calculation; and

•	how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities:

•	default for 30 days in the payment when due of interest on the debt securities;

•	default in payment when due of the principal of or any premium on the debt securities;

•	default in the performance or breach of various covenants after applicable notice and/or grace period; and

•	various events of bankruptcy or insolvency with respect to us.

The applicable prospectus supplement will describe any additional events of default.

If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to OMAM (and to the trustee if given by the holders), may, and the trustee at the request of such holders shall, declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to OMAM and the trustee, may rescind such declaration and its consequences under the circumstances specified in the applicable debenture, except a continuing event of default in payment of interest or premium on, or the principal of, the debt securities.

The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.
With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

•	such direction shall not be in conflict with any rule of law or with the indenture;

•	the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

•	the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series not consenting.

No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

•	the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

•
the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

•
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

•	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

•	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

•the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

•immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing;

•subject our properties or assets to a mortgage, pledge, lien, security interest or other encumbrance not permitted under the indenture unless we or such successor person has taken steps necessary to secure the debt securities equally and ratably with (or prior to) the indebtedness secured thereby; and

•we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, the successor entity will succeed to and be substituted for the Company as obligor for the Debt Securities with the same effect as if it had been named in the indenture as the Company.

Modification and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that OMAM and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections, and legal compliance purposes, including as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to make any change that does not adversely affect the interests thereunder of any holder in any material respect;

•
to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

•	to evidence the succession of another person to OMAM and that person’s assumption of OMAM’s covenants;

•	to add to OMAM’s covenants;

•	to add any additional events of default;

•	to secure the debt securities;

•	to add guarantors under the Indenture;

•	to establish the form or terms of debt securities;

•	to evidence the appointment of a successor trustee under the indenture;

•	to close the indenture with respect to authentication and delivery of additional series of debt securities;

•	to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities; or

•
to conform any provision of the Indenture or any debt securities to the description thereof reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of such debt securities to the extent that such description was intended to be a verbatim recitation of a provision of the Indenture, the debt securities or any related guarantees or security documents.

The indenture will provide that OMAM and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby,

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or premium, if any, or interest on, any debt security;

•	reduce the amount of a debt security’s principal that would be due and payable upon a declaration of acceleration, following a default:

•	change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity (or, in the case of a redemption, on or after the redemption date) of any debt security;

•	adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

•	reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the state of New York.

Concerning the Trustee

The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

•
we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

•	such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of OMAM;

•
we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of OMAM’s exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

•	OMAM has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust.

We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Global Securities

We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a Holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

•
an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

•	if the depositary notifies us and the trustee that it is unwilling or unable to continue as depositary for that global security;

•	if the depositary ceases to be a clearing agency and we do not appoint another institution to act as depositary within 90 days;

•	if we determine that we wish to terminate that global security; or

•
if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under “Events of Default.”

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and neither we nor the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the Holders of those debt securities.

Payment and Paying Agent

Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in The City of New York at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding.

DESCRIPTION OF ORDINARY SHARES

For purposes of this description, references to “we”, “our”, and “us” refer only to OMAM and not to its subsidiaries.

The following is a summary of the rights and preferences of our ordinary shares and the related provisions of our articles of association, as in effect on the date hereof. While we believe that the following description covers the material terms of our share capital, the description may not contain all of the information that is important to you and is subject to and qualified in its entirety by our articles of association, which is included as an exhibit to the registration statement of which this prospectus forms a part, and the applicable provisions of the U.K. Companies Act 2006. The following description of our share capital is also subject to and qualified by the rights of our Parent under the Shareholder Agreement. See “Shareholder Agreement”.

As of the date of this prospectus, we had issued 120,536,829 of our ordinary shares, nominal value $0.001, held by two shareholders of record.

Ordinary Shares

Dividend Rights

Subject to the provisions of English law and any preferences that may apply to preferred ordinary shares outstanding at the time, holders of outstanding ordinary shares are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board of Directors and our Parent, for so long as its approval is required, may determine from time to time. All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the due date of payment of such dividend shall, if the Board of Directors so resolves, be forfeited and shall revert to us. In addition, the payment by our Board of Directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Voting Rights

Each outstanding ordinary share is entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares have no cumulative voting rights. Subject to any rights or restrictions attached to any shares on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder. None of our shareholders are entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid. The directors may from time to time make calls on shareholders in respect of any amounts unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days’ notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Preemptive Rights

There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory preemption rights under the Companies Act 2006 in respect of the allotment of new shares as described in “-Differences in Corporate Law-Preemptive Rights.” These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons, unless shareholders disapply such rights by a special resolution at a shareholders’ meeting. These pre-emption rights were dis-applied by our shareholder prior to completion of the initial public offering and we shall propose equivalent resolutions in the future once the initial period of dis-application has expired. However, OMGUK will have pre-emption rights, subject to certain exceptions, until it ceases to own at least 7% of our outstanding ordinary shares. In any circumstances where the pre-emption rights have not been dis-applied, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders.

Conversion or Redemption Rights

Our ordinary shares are neither convertible nor redeemable, provided that our Board of Directors has the right to issue additional classes of shares in the Company (including redeemable shares) on such terms and conditions, and with such rights attached, as it may determine.

Liquidation Rights

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding. A liquidator may, with the sanction of a special resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.

Variation of Rights

The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by (i) the written consent of the holders of 3/4 in nominal value of the issued shares of that class or (ii) a special resolution passed at a general meeting of the shareholders of that class.

Capital Calls

Our Board of Directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by our Board of Directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our Board of Directors. None of our ordinary shares to be sold in this offering will be subject to a capital call.

Transfer of Shares

Our share register is maintained by our transfer agent, Computershare. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through The Depository Trust Company, or DTC, is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien;

•	not lodged duly stamped at our registered office or at such other place as the directors may appoint, except where uncertificated shares are transferred without a written instrument;

•
not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer, except where a certificate has not been issued;

•	a Default Share where the holder has failed to provide the required details to us under “-Other English Law Considerations-Disclosure of Interests in Shares”;

•	in respect of more than one class of share; or

•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on Ownership

Under English law and our articles of association, there are no limitations on the right of non-residents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Listing

Our ordinary shares are listed on the New York Stock Exchange under the symbol “OMAM.”

Preferred Ordinary Shares

Our Board of Directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and a special resolution of the ordinary shareholders to amend the articles of association (and dis-apply pre-emption rights, if not already dis-applied), direct the issuance of preferred ordinary shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Satisfaction of any dividend preferences of outstanding preferred ordinary shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred ordinary shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. There are not presently any preferred ordinary shares outstanding, and we have no present intention to issue any preferred ordinary shares.

Registration Rights

We are party to a registration rights agreement with our Parent, pursuant to which our Parent may require us, beginning after the first anniversary of the consummation of our initial public offering, to file one or more registration statements with the SEC covering the public resale of registrable securities beneficially owned by our Parent and its subsidiaries with expected aggregate gross proceeds of at least $50 million. We will not be obligated to effect more than one demand registration, in addition to any registration on a shelf registration statement, in any six-month period. We are obligated to file a shelf registration statement, upon any request made by our Parent after the first anniversary of the consummation of our initial public offering. In addition, our Parent has certain “piggy-back” registration rights, pursuant to which it is entitled to register the resale of its registrable securities alongside any offering of securities that we may undertake, and the amount of securities we may offer may be subject to “cutback” in certain cases. We will be responsible for the expenses associated with any sale under the agreement by our Parent, except for its legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. Our Parent may assign its rights under the registration rights agreement to any transferee who acquires not less than 7% of our outstanding ordinary shares from our Parent.

We are party to a registration rights agreement with certain of our employees who received restricted ordinary shares pursuant to an exchange program described in “Compensation Discussion and Analysis-Compensation Plans Expected Post-Offering-Exchange from Old Mutual plc Restricted Shares”. Pursuant to the employee registration rights agreement, we will be obligated to file a shelf registration statement promptly after the first year anniversary of the consummation of the initial public offering to cover the restricted ordinary shares issued to the employees in the exchange program. We will be responsible for the expenses associated with registering the ordinary shares and maintaining the effectiveness of the shelf registration statement but will not be obligated to assist with any sale of the ordinary shares by the employees.

Articles of Association and English Law Considerations

Directors

Number

Unless and until we, in a general meeting of our shareholders, otherwise determine, the number of directors shall not be more than nine and shall not be less than two. While our Board of Directors is currently set at seven, pursuant to the Shareholder Agreement, our Parent has the right to increase the size of our Board of Directors to nine. Directors may be appointed by any ordinary resolution of shareholders or by the board. A director appointed by the board holds office until the following annual general meeting and if not re-appointed at such annual general meeting shall vacate office at its conclusion.

Borrowing Powers

Under our directors’ general power to manage our business, our directors may exercise all the powers of the Company to borrow money, to indemnify and to mortgage or charge our undertaking, property, assets (present and future) and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of our Company or of any third party.

Directors’ Interests and Restrictions

The following discussion should be read in conjunction with “Certain Relationships and Related Party Transactions”.

Our Board of Directors may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us that would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006 to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to us for any remuneration or other benefit that he or she derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by our Board of Directors.

Provided that he or she has disclosed to the directors the nature and extent of any material interest, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he or she may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any entity promoted by us or in which we are otherwise interested and that director shall not, by reason of his or her office, be accountable to us for any benefit that he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be required to be avoided because of any such interest or benefit.

Except as provided in our articles of association, a director shall not vote at a meeting of the directors on any resolution concerning a matter in which he or she has, directly or indirectly, an interest, other than (i) an interest in our shares or debentures or other securities, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, or (iii) in the circumstances set out in the following paragraph, and shall not be counted in the quorum at a meeting with respect to any resolution on which he or she is not entitled to vote.

A director shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

•
the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any other person at the request of or for the benefit of us or any of our subsidiary undertakings;

•
the giving of any guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiary undertakings for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

•
any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiary undertakings for subscription or purchase or exchange in which offer he or she is or will be interested as a participant in the underwriting or sub-underwriting of such offer;

•
any contract, arrangement, transaction or proposal concerning any other corporate entity in which he or she or any person connected with him or her is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise, provided that he or she (together with persons connected with him or her) does not to his or her knowledge hold an interest representing one percent or more of the issued shares of any class of such corporate entity (or of any corporate entity through which his or her interest is derived) or of the voting rights available to shareholders of the relevant corporate entity;

•
any proposal concerning the adoption, modification or operation of a pension, superannuation fund or retirement, death or disability benefits scheme or an employees’ share scheme under which he or she may benefit and which relates to our employees and/or directors and does not accord to such director any privilege or benefit not generally accorded to the persons to whom such scheme relates;

•	any proposal under which he or she may benefit concerning the giving of indemnities to our directors or other officers which the directors are empowered to give under our articles of association;

•
any proposal under which he or she may benefit concerning the purchase, funding and/or maintenance of insurance for any of our directors or other officers that the directors are empowered to purchase, fund or maintain under our articles of association; and

•	any proposal under which he or she may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not prohibited from voting as noted above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

If any question shall arise at any meeting as to the materiality of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his or her agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or, where the interest concerns the chairman, to the deputy chairman of the meeting) and his or her ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration

Each of the directors may (in addition to any amounts payable as described below or under any other provision of our articles of association) be paid out of our funds such fees as the directors may from time to time determine.

Any director who is appointed to hold any employment or executive office with us or who, at our request, goes or resides abroad for any of our purposes or who otherwise performs services that in the opinion of the directors are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine either in addition to or in lieu of any other remuneration.

Each director may be paid his or her reasonable traveling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of our Company’s business or in the discharge of his or her duties as a director.

Pensions and Other Benefits

The directors may exercise all of the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, us or any entity that is or has been a subsidiary of ours or a predecessor of our business or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and Retirement of Directors

The directors shall have power to appoint any person who is willing to act to be a director, either to fill a casual vacancy or as an additional director so long as the total number of directors shall not exceed nine. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

We may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association so long as the total number of directors does not at any time exceed nine.

Our Parent shall have the right to appoint directors in the number and the manner contemplated by the Shareholder Agreement. Any appointment or removal of a director nominated by the Parent, or a Parent Director, shall be made by notice in writing to us and such appointment or removal shall have effect from the date of delivery of such notice or the date (if any) specified in such notice.

Directors other than Parent Directors may be appointed for a fixed term, following which that director shall retire. A retiring director shall be eligible for re-election, provided that if he or she is not elected or deemed to be re-elected, he or she shall hold office until the next annual general meeting elects someone in his place or, if it does not do so until the end of that meeting.

If we, at the meeting at which a director retires, do not fill the vacancy, the retiring director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the director is put to the meeting and not passed.

Indemnity of Directors

Under our articles of association, and subject to the provisions of the Companies Act 2006, each of our directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, as described in “-Differences in Corporate Law-Liability of Directors and Officers.”

Shareholders' Meetings

Each year, we will hold a general meeting of our shareholders in addition to any other meetings in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held at such time and place as the directors may appoint. The arrangements for the calling of general meetings are described in “-Differences in Corporate Law-Notice of General Meetings.” No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. Two persons present and entitled to vote upon the business to be transacted, each being either a shareholder or a proxy for a shareholder or a duly authorized representative of a corporation which is a shareholder shall be a quorum for all purposes.

Requisitioning Shareholder Meetings

If any shareholder requests, in accordance with the provisions of the Companies Act 2006, us to (a) call a general meeting for the purposes of bringing a resolution before the meeting, or (b) give notice of a resolution to be proposed at a general meeting, such request must (in addition to any other statutory requirements):

•
set forth the name and address of the requesting person and equivalent details of any person associated with it or him (in the manner contemplated by the Articles), together with details of all interests held by it or him (and their associated persons) in us;

•
if the request relates to any business the member proposes to bring before the meeting, set forth a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text of the proposal (including the complete text of any proposed resolutions) and, in the case of any proposal to amend the Articles, the complete text of the proposed amendment; and

•
set forth, as to each person (if any) whom the shareholder proposes to nominate for appointment to the board of directors all information that would be required to be disclosed by us in connection with the election of directors, and such other information as we may require to determine the eligibility of such proposed nominee for appointment to the board.

Governing Law and Jurisdiction

The rights of our shareholders and any issues arising out of our articles of association will generally be governed by English law, and the English courts shall have exclusive jurisdiction with respect to any suits brought by shareholders (in their capacity as such) against us or our directors. For shareholders who hold our shares through DTC, your rights will also be governed by the rules and procedures of DTC and the terms of the relationship between you and the bank, broker or other financial institution through which you hold your interest.

Other English Law Considerations

Mandatory Purchases and Acquisitions

Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for us and the offeror has, by virtue of acceptances of the offer, acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

U.K. City Code on Takeovers and Mergers

At this time, we do not expect the Takeover Code to apply to us on the basis that the Takeover Panel has confirmed that, on the basis of our planned board of directors, it does not consider the Takeover Code to apply to the Company, although that position is subject to change if our center of management and control is subsequently found to move to the U.K. If, at the time of a takeover offer, the Takeover Panel determines that we have our place of central management and control in the U.K., we could be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

•	acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

•
who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested,

•
the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. As noted above, at this time, we do not expect the Takeover Code to apply on the basis that our management and control is outside the U.K. However, the analysis of whether the Takeover Code applies is fact-specific and therefore subject to change.

Notwithstanding the foregoing paragraph and the assumption that the Takeover Code does not apply to us, the Articles contain provisions restricting, in specified circumstances, certain transactions which would have an equivalent effect to a trigger of the mandatory offer rules set out in Rule 9 of the Takeover Code.

In particular, the Articles provide that if a person breaches any of the triggers for a mandatory offer under Rule 9 of the Takeover Code, or a Limit, or is otherwise involved in an acquisition prohibited by the Articles, then unless such breach is a result of certain specified permitted acquisitions, that person will be in breach of the Articles.

If the board believes that a breach of a Limit or the Articles has occurred it shall be permitted to take such actions as it in its absolute discretion sees fit, including (i) requiring any person appearing to be interested in our shares to provide such information as the board considers appropriate to make its necessary determinations, (ii) determining that the voting rights in relation to shares which are in excess of the Limit, or which otherwise triggered a breach of the Articles are for a particular time incapable of being exercised, (iii) determining that no transfer of any such excess shares shall be registered, (iv) determining that some or all of such excess shares will not carry any rights to dividends for a definite or indefinite period, or (v) taking such other action as the board thinks fit for the purpose of ensuring compliance with the Articles.

The Articles further provide, however, that an acquisition of shares in breach of a Limit will be permitted if the relevant person who breached the Limit (or any person connected with it or him) completes the making and implementation of a mandatory offer to acquire all of our shares, provided (amongst other things) that the Board has consented to the acquisition, or the acquisition is pursuant to an offer made by or on behalf of the acquiring person that is recommended by the Board.

If a mandatory offer is made in accordance with the requirements of the Articles and, notwithstanding that we may not at that time be subject to the provisions of the Takeover Code, the Articles provide that the Board shall have full authority to determine the application of the relevant provisions of the Articles by reference to the deemed application of the relevant parts of the Takeover Code. Such authority shall include all discretion vested in the Takeover Panel (as if the Takeover Code applied to us) and the Board shall not be required to give any reasons for any decision, determination, resolution or declaration taken or made in accordance with the relevant provisions of the Articles.

Notification of Interests in Shares

Pursuant to our articles of association, any shareholder who has a notifiable interest in our share capital (being an interest at any time when the aggregate nominal value of the shares in which he or she is interested is equal to or more than 3 percent of the aggregate nominal value of our issued share capital) shall be required to notify us of that interest:

•	immediately after the relevant time he or she acquires that interest, if he or she did not have such an interest immediately before that time;

•	immediately after the relevant time he or she ceases to have that interest, if he or she did have a notifiable interest immediately before that time; or

•	if he or she had a notifiable interest immediately before the relevant time and has such an interest immediately after it, but the percentage levels are not the same.

Any notification required to be made in accordance with the Articles must be made in writing by us within the period of two days next following the day on which that obligation arises. The notification must specify our share capital to which it relates and provide details of the number of shares comprised in that share capital immediately after the notification obligation arose, or otherwise state that the person no longer has a notifiable interest.

Disclosure of Interest in Shares

Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us the details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares. Under our articles of association, if a person defaults in supplying us with the required details in relation to the shares in question, or Default Shares, a court may order, or we may direct, that in respect of the Default Shares:

•	the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

•
any dividend or distribution or other money payable in respect of the Default Shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant person of shares other than approved transfers may be registered (unless such transfer is approved in accordance with the terms of our articles of association or such person is not in default and the transfer does not relate to Default Shares), and/or (c) any shares held by the relevant person in uncertificated form shall be converted into certificated form, and/or (d) the Default Shares are transferred to a person(s) procured by us.

Purchase of Own Shares

Under English law, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because the New York Stock Exchange is not a “recognized investment exchange” under the Companies Act 2006, we may purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

A share buy-back by us of our ordinary shares will give rise to U.K. stamp duty currently at the rate of 0.5% of the amount or value of the consideration payable by us, and such stamp duty will be paid by us.

Differences in Corporate Law

Certain provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

England and Wales	Delaware

Number of Directors
Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association. Our articles of association provide that the maximum number of directors is nine.

Under Delaware law, a corporation must have at least one director. The number of directors of a corporation is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors must be made by amendment of the certificate of incorporation. Delaware law does not contain specific provisions requiring a majority of independent directors.

England and Wales	Delaware

Removal of Directors
Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, except:
      (i)  in the case of a corporation whose board is classified, stockholders may effect such removal only for cause; and
      (ii)  in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director can be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board, or, if there are classes of directors, at an election of the class of directors of which such director is a part.

Vacancies on the Board of Directors
Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director.

England and Wales	Delaware
Shareholder Action by Written Consent
A public company can only pass a shareholders’ resolution by way of a vote taken at a meeting of its members. Accordingly, public companies cannot pass a written resolution by sanction of its members, and the relevant approval must be obtained by the company in a duly convened and held general meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent to the action is signed by stockholders holding at least a majority of the voting power. If a different proportion of voting power is required for an action at a meeting, then that proportion of written consents is also required.

Annual General Meeting
Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company’s annual accounting reference date.
Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders must be held for the election of directors on a date and at a time designated by or in the manner provided in the by-laws.

Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may order a meeting to be held upon the application of any stockholder or director.

General Meeting
Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.
Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.
Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

England and Wales	Delaware
Notice of General Meetings
Under the Companies Act 2006, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws or under other portions of Delaware law, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and must specify the place, if any, date, hour, means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes of the meeting.

Proxy
Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.
Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Issues of New Shares

Under the Companies Act 2006, the board of directors may issue new shares in the company, provided that they are authorized to do so either by (i) a provision of the company’s articles of association, or (ii) a resolution of the company’s shareholders.
Any authorization provided to the directors must specify (a) the maximum amount of shares which may be allotted under it, and (b) the expiry date of the authorization, which must not be more than five years following the date of incorporation of the company or the date of passing of the relevant authorizing resolution, as applicable.

Under Delaware law, the directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

England and Wales	Delaware
Reduction of Share Capital
Under the Companies Act 2006, a public company may reduce or cancel its issued share capital in accordance with the provisions of the Companies Act 2006 if the reduction of capital has been approved by a special resolution of shareholders in general meeting and the reduction of capital has been confirmed by the court.
The special resolution of shareholders will need to specify the exact amount of the proposed reduction, although a public company cannot reduce its share capital below the minimum share capital requirements under the Companies Act 2006 (i.e. £50,000, of which at least one quarter must be fully paid up).

Under Delaware law, a corporation, by resolution of its board of directors, may retire any shares of its capital stock that are issued but are not outstanding. Whenever any shares of the capital stock of a corporation are retired, they resume the status of authorized and unissued shares of the class or series to which they belong unless the certificate of incorporation otherwise provides. Under Delaware law, a corporation may, under certain circumstances, by resolution of its board of directors, reduce its capital. No reduction of capital may be made or effected unless the assets of the corporation remaining after such reduction are sufficient to pay any debts of the corporation for which payment has not been otherwise provided. A reduction of capital will not release any liability of any stockholder whose shares have not been fully-paid.

Preemptive Rights
Under the Companies Act 2006, equity securities proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation or any amendment thereto, or in the resolution or resolutions providing for the issue of such shares adopted by the board of directors pursuant to authority expressly vested in it by the provisions of its certificate of incorporation, a stockholder does not, by operation of law, possess pre-emptive rights to subscribe to additional issuances of the corporation’s capital stock.

Bonus Issue of Shares
Under the Companies Act 2006, if a company’s articles of association permit a bonus issue of shares, the board of directors may be authorized to capitalize certain reserves or profits and use those to issue bonus shares in accordance with the terms of the articles of association and the provisions of the Companies Act 2006.
Under Delaware law, by resolution of the board of directors, dividends may be paid in shares of the corporation’s capital stock.

England and Wales	Delaware
Distributions and Dividends

Under English law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made. This would include reserves created by way of a court-approved reduction of capital.
In the case of a public limited company, additional rules relating to capital maintenance requirements are applicable and, accordingly, a public company can only make a distribution (a) if, at the time that the distribution is made, the amount of its net assets is not less than the total of its called up share capital and undistributable reserves, and (b) if, and to the extent that, the distribution itself , at the time it is made, does not reduce the amount of net assets to less than that total.
Undistributable reserves include the share premium account, the capital redemption reserve, the amount by which the company’s unrealized uncapitalised profits exceed its unrealized losses not written off, or any other reserve that the company is prohibited from distributing either by statute or by its constitutional documents.
The determination as to whether or not the company has sufficient distributable profits to fund a dividend or distribution must be made by reference to the “relevant accounts” of the company. Relevant accounts are always individual (not group) accounts and may be any of the following: (i) the company’s most recent annual accounts, (ii) specifically prepared interim accounts, or (iii) specifically prepared initial accounts.

Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, directors may declare and pay dividends upon the shares of its capital stock either (i) out of its surplus or (ii) if the corporation does not have surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.
The excess, if any, at any given time, of the net assets of the corporation over the amount so determined to be capital is surplus. Net assets means the amount by which total assets exceed total liabilities.
Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

Irrespective of the accounts used to justify the dividend or distribution, they must enable reasonable judgment to be made of the company’s profits, losses, assets and liabilities, include appropriate provisions, and include details of the company’s share capital and reserves (including undistributable reserves).
The process for declaring and paying dividends is usually set out in a company’s articles of association. Typically these will provide that (a) final dividends are declared by shareholders following a recommendation from the board of directors (often at the company’s annual general meeting), and (b) interim dividends can be decided solely by the board of directors.
Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

England and Wales	Delaware
Repurchases and Redemptions of Shares

Under English law, a company is free to purchase its own shares, unless its articles of association expressly prohibit or limit share buybacks. A company’s articles may also provide that repurchased shares are either cancelled or held as treasury shares.
A share repurchase can be funded either out of distributable profits or from the proceeds of a fresh issue of shares made for the purpose of financing the buyback. Public companies are not permitted to purchase their own shares out of capital.
Any repurchase of a company’s shares will require shareholder approval. For an “off-market” purchase, the relevant buyback contract must be approved by shareholders either (i) before it was entered into, or (ii) after it was entered into, but provided that no shares may be purchased under the contract until it has been approved (by way of a special resolution). For a “market” purchase, the repurchase must be approved by an ordinary resolution of the shareholders (unless the company’s articles require a higher percentage), and it is common for listed companies to seek an annual authority from shareholders to repurchase shares at their annual general meeting.
A public limited company has the authority to issue redeemable shares provided that this is permitted by its articles of association (and the articles can be amended by way of special resolution if necessary for these purposes). Shares which are capable of being redeemed must be issued as redeemable shares from the outset and, accordingly, a company cannot amend the terms attaching to a non-redeemable class of shares to make them redeemable. Under the Companies Act 2006, a company which has issued redeemable shares must ensure that it has at least one non-redeemable share in issue and, in the case of a public limited company, that the redemption does not reduce the share capital of the company below the statutory minimum (£50,000, of which one-quarter must be fully paid up) unless the company intends to re-register as a private limited company.

Under Delaware law, any stock of any class or series may be made subject to redemption by the corporation at its option or at the option of the holders of such stock or upon the happening of a specified event; provided however, that immediately following any such redemption the corporation must have outstanding one or more shares of one or more classes or series of shares, which share, or shares together, have full voting powers.
Any stock which may be made redeemable may be redeemed for cash, property or rights, including securities of the same or another corporation, at such time or times, price or prices, or rate or rates, and with such adjustments, as stated in the certificate of incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.
Every corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation may (i) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation other than a non-stock corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced (ii) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or (iii) redeem any of its shares, unless their redemption is authorized by Delaware law and then only in accordance with its certificate of incorporation.

England and Wales	Delaware
Liability of Directors and Officers
Under the Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for a company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for: (i) any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent declaration and payment of unlawful dividends, or unlawful share purchases or redemptions; or (iv) any transaction from which the director derives an improper personal benefit.
In addition, under Delaware law, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action is by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; provided, with respect to any criminal action or proceeding, there was no reasonable cause to believe the person’s conduct was unlawful; provided, further, that the corporation may not indemnify any person in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless determined otherwise by court order.

England and Wales	Delaware
Voting Rights
Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right). A company’s articles of association may provide more extensive rights for shareholders to call a poll. Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.
Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions
The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of restructurings, amalgamations, capital reorganizations or takeovers.

These arrangements require:

● the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

England and Wales	Delaware
Standard of Conduct for Director
Under English law, a director owes various statutory and fiduciary duties to the company, including:

● to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

● to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;
● to act in accordance with the company’s constitution and only exercise his or her powers for the purposes for which they are conferred;

● to exercise independent judgment;
● to exercise reasonable care, skill and diligence;

● not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and

● a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

England and Wales	Delaware
Shareholder Suits
Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management.
Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

● state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

● allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

● state the reasons for not making the effort.
Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

Inspection of Books and Records
Under the Companies Act 2006, shareholders have rights including the right to:

● inspect and obtain copies (for a fee) of the minutes of all general meetings of the company and all resolutions of members passed other than at a general meeting;

● inspect copies of the register of members, register of directors, register of secretaries and other statutory registers maintained by the company;

● receive copies of the company’s annual report and accounts for each financial year;

● receive notices of general meetings of the company.
A company’s articles of association must be registered at Companies House and are therefore open to public inspection.
Shareholders do not have any right to inspect board minutes of the company.

Under Delaware law, any stockholder, in person or by attorney or other agent, does, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:
(i) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and
(ii) a subsidiary’s books and records, to the extent that:
(a) the corporation has actual possession and control of such records of such subsidiary; or
(b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:
(1) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and
(2) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

England and Wales	Delaware
Amendments of Constituent Documents
Under the Companies Act 2006, companies may only alter their articles of association by way of passing a special resolution of shareholders in general meeting. A special resolution under English law requires the approval of not less than 75% of the votes cast at a general meeting at which a quorum is present.

Under Delaware law, corporation may amend its certificate of incorporation, from time to time, in any and as many respects as may be desired, so long as its certificate of incorporation as amended would contain only such provisions as it would be lawful and proper to insert in an original certificate of incorporation filed at the time of the filing of the amendment; and, if a change in stock or the rights of stockholders, or an exchange, reclassification, subdivision, combination or cancellation of stock or rights of stockholders is to be made, such provisions as may be necessary to effect such change, exchange, reclassification, subdivision, combination or cancellation.

The board of directors must adopt a resolution setting forth the amendment proposed, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote in respect thereof for the consideration of such amendment or directing that the amendment proposed be considered at the next annual meeting of the stockholders. A majority of the outstanding shares entitled to vote thereon and a majority of the outstanding shares of each class entitled to vote thereon as a class must vote in favor of the amendment.

The holders of the outstanding shares of a class must be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

SELLING SHAREHOLDERS

The selling shareholders may from time to time on a delayed or continuous basis offer and sell pursuant to this prospectus and any applicable prospectus supplement 80,473,625 of our ordinary shares beneficially owned by them on the date hereof. The selling shareholders may sell all, a portion or none of the shares registered under the registration statement of which this prospectus forms a part. The information regarding the ordinary shares beneficially owned after the offering assumes the sale of all ordinary shares offered by the selling shareholders pursuant to this prospectus.

The shares registered under this registration statement by the selling shareholders include 1,212,766 restricted shares that were issued to certain of our employees at the time of our initial public offering in exchange for unvested Old Mutual plc restricted shares held by these employees. The exchange program was intended to provide employees who elected to participate with restricted share awards of our ordinary shares of equivalent value to the Old Mutual plc restricted shares they then held. The exchange valued our ordinary shares at the price sold to investors in our initial public offering. The exchange valued Old Mutual plc’s ordinary shares using the weighted-average sale price over the three consecutive trading days on the London Stock Exchange up to and including the date of the exchange.

Each selling shareholder has advised us that notwithstanding its inclusion as a selling shareholder in this prospectus, it may continue to evaluate whether to make purchases of our ordinary shares. Such purchases, if any, would be in accordance with the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. We may amend or supplement this prospectus from time to time in the future to update or change this selling shareholder list and the securities that may be resold. Selling shareholders may not sell any of our ordinary shares pursuant to this prospectus until we have identified such selling shareholder, any relationship any selling shareholder has had with us in the three years prior to any such sale, the total number of ordinary shares held by each selling shareholder before and after the sale and the number of ordinary shares being offered for resale by such selling shareholder in a subsequent prospectus supplement.

The table below describes certain selling shareholders’ beneficial ownership of ordinary shares (i) as of the date of this prospectus, and (ii) assuming the selling shareholder has sold all of the ordinary shares beneficially owned by such selling stockholder that may be offered. Information about additional selling shareholders, if any, including their identities and the ordinary shares to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

For purposes of this table, beneficial ownership is determined by rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after November 1, 2015, through the exercise of any stock option or other right.

	Number of Ordinary Shares Beneficially Owned Prior to the Offering		Number of Ordinary Shares that may be sold in this Offering(1)	Ordinary Shares Beneficially Owned After this Offering(2)
Name of Selling Shareholder	Number	Percent		Number	Percent
Old Mutual plc	79,260,859	65.8%	79,260,859	—	—%
______________________

(1) The selling shareholders may sell all, a portion or none of the shares included in this column.

(2) The information regarding the ordinary shares beneficially owned after the offering assumes the sale of all ordinary shares offered by the selling shareholders pursuant to this prospectus.

(3) Amounts shown reflect the aggregate number of our ordinary shares held by Old Mutual plc based solely on information set forth in a Schedule 13G/A filed with the SEC on June 23, 2015. Old Mutual plc reported sole voting a dispositive power over all of the 79,260,859 ordinary shares. Old Mutual plc owns its ordinary shares indirectly through OM Group (UK) Limited, its wholly owned subsidiary. The address of Old Mutual plc is 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London, England EC4V 4GG.

PLAN OF DISTRIBUTION

We and/or a selling shareholder may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The selling shareholder may be deemed to be an underwriter, as defined in Section 2(a)(11) of the Securities Act of 1933, as amended. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we and/or the selling shareholder inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of securities, we and/or the selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We and/or the selling shareholder will include in the prospectus supplement the names of the dealers and the terms of the transaction.

The selling shareholder is subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling shareholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Direct Sales and Sales Through Agents

We and/or the selling shareholder may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we and/or the selling shareholder will name any agent involved in the offer or sale of the offered securities, and we and/or the selling shareholder will describe any commissions payable to the agent. Unless we and/or the selling shareholder inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We and/or the selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We and/or the selling shareholder will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

The selling shareholder is a limited partnership. To the extent that it makes a pro rata in-kind distribution of the ordinary shares to its partners pursuant to the registration statement of which this prospectus is a part by delivering a prospectus and such partners are not affiliates of ours, such partners would thereby receive freely tradable ordinary shares pursuant to the distribution.

If we and/or the selling shareholder so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We and/or the selling shareholder may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us and/or the selling shareholder in the ordinary course of their businesses.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities and other certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York and Morgan, Lewis & Bockius (UK) LLP, London, UK.
EXPERTS
The consolidated financial statements of OM Asset Management plc as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

13,000,000 Ordinary Shares
OM Asset Management plc
Ordinary Shares
_______________
Prospectus Supplement
_______________

BofA Merrill Lynch
Morgan Stanley
Citigroup
Credit Suisse
Evercore ISI
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, 2016
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